UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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TCF FINANCIAL CORPORATION 200 Lake Street East Wayzata, MN 55391-1693 (952) 745-2760

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 26, 2017, at 4:00 p.m. local time.

At the Annual Meeting you will be asked to elect 14 Directors and to approve an amended and restated Certificate of Incorporation to permit removal of Directors without cause. You will also be asked to give advisory (non-binding) votes to approve executive compensation, recommend the frequency of the stockholder advisory vote on executive compensation as disclosed in the proxy statement, and to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accountants for 2017. The Board of Directors recommends a vote of “Annual” on the frequency of the stockholder advisory vote on executive compensation and that you vote “FOR” each nominee and all of the other proposals.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the majority of stockholders who are eligible to vote at the Annual Meeting, which instructs stockholders how to access TCF’s proxy materials and vote their shares of TCF common stock online.

If you are sent this Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Notice to request the printed materials via U.S. mail. If you received the traditional printed proxy materials in lieu of the Notice, you may vote your TCF shares online, by telephone, or by mail by following the instructions on the proxy card. If you received more than one proxy card, please vote each card.

Finally, if you plan to attend the Annual Meeting, you will be required to present a valid form of photo identification to be admitted.

Sincerely,

Craig R. Dahl

Vice Chairman, President, and

Chief Executive Officer

March 15, 2017

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of TCF Financial Corporation (“TCF”) is scheduled as shown below:

April 26, 2017

4:00 p.m. local time

Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426

Meeting Agenda

1.	Elect 14 Directors, Each to Serve a One-Year Term;

2.	Approve an Amended and Restated Certificate of Incorporation to Permit Removal of Directors Without Cause;

3.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”);

4.	Advisory (Non-Binding) Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation (“Say When on Pay”);

5.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2017; and

6.	Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF common stock at the close of business on the record date, February 27, 2017. If you plan to attend the Annual Meeting, you will need a valid form of photo identification to be admitted to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote now to make sure there will be a quorum for the Annual Meeting. You may access TCF’s proxy materials and vote your shares online by following the instructions on the Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. You may revoke your proxy by submitting another timely proxy, by notifying the Corporate Secretary of TCF in writing before your shares are voted at the Annual Meeting, or by voting your shares in person at the Annual Meeting. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2017 Annual Meeting of Stockholders and its 2016 Annual Report to Stockholders available through the Investor Relations section of TCF’s website at http://ir.tcfbank.com. A free webcast of the Annual Meeting also will be available at http://ir.tcfbank.com on Wednesday, April 26, 2017, at 4:00 p.m. local time.

Wayzata, Minnesota
March 15, 2017

By Order of the Board of Directors,

Craig R. Dahl

Vice Chairman, President, and

Chief Executive Officer

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PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” “we,” “our” or the “Company”) requests your proxy for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which is being solicited on behalf of the Board and TCF. The Annual Meeting is scheduled for Wednesday, April 26, 2017 at 4:00 p.m. local time at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426.

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this Proxy Statement and the accompanying form of proxy, will first be mailed on or about March 15, 2017. Stockholders are entitled to vote at the Annual Meeting if they owned shares of TCF’s common stock at the close of business on February 27, 2017 (the “Record Date”). There were 170,810,887 shares of TCF common stock outstanding on the Record Date.

The Board unanimously recommends that stockholders take the following actions at the Annual Meeting:

Item		Recommendation
1.	Election of 14 Directors, Each to Serve a One-Year Term	Vote FOR
2.	Approve an Amended and Restated Certificate of Incorporation to Permit Removal of Directors Without Cause	Vote FOR
3.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”)	Vote FOR
4.	Advisory (Non-Binding) Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation (“Say When on Pay”)	Vote ANNUAL
5.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2017	Vote FOR

Proposal 1	Election of Directors

Each Director listed below has been nominated by the Board for election to a one-year term. Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following table. All Nominees agree they will serve if elected. However, if any Nominee is unable to serve or for good cause will not serve, a proxy submitted to TCF may be voted for a replacement nominee by your proxies.

			Director
Name	Position(s) with TCF Financial	Age	Since*
Peter Bell	Director	65	2009
William F. Bieber	Director	74	1997
Theodore J. Bigos	Director	64	2008
Craig R. Dahl	Director, Vice Chairman, President, and Chief Executive Officer	62	2012
Karen L. Grandstrand	Director	62	2010
Thomas F. Jasper	Director, Vice Chairman, and Chief Operating Officer	48	2012
George G. Johnson	Director	74	1998
Richard H. King	Director	61	2014
Vance K. Opperman	Lead Director	74	2009
James M. Ramstad	Director	70	2011
Roger J. Sit	Director	55	2015
Julie H. Sullivan	Director	59	2016
Barry N. Winslow	Director	69	2008
Richard A. Zona	Director	72	2011

* Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Each Nominee’s qualifications and contributions made to the Board were considered before each individual was nominated for election at the Annual Meeting. We believe that each Director brings unique abilities and insights and that the Board is comprised of a strong and diverse group of Directors. The background of each candidate including relevant experience and why TCF believes each is a valuable member of the Board is set forth below.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” all of the Nominees listed above.

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Background of the Nominees

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director of TCF. The descriptions also include any other directorships at public companies held during the past five years by the Nominees. There is no family relationship between any of the Directors, Nominees or executive officers of TCF.

Peter Bell

Director of TCF Financial

Director Since: 2009

Peter Bell is currently the Chair of the BSA (Bank Secrecy Act) and Compliance Committee, and a member of the Compensation, Nominating, and Corporate Governance (“Compensation”), Finance, and Risk Committees. Since December 2010, Mr. Bell has served as Senior Advisor to the Center of the American Experiment, a public policy institution. From 2003 until December 2010, he was the Chair of the Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/St. Paul metropolitan area. He was Executive Vice President at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at TCF National Bank, a wholly-owned national bank subsidiary of TCF Financial (“TCF Bank”), from 1994 to 1999. He was the co-founder and Executive Director of the Institute on Black Chemical Abuse and has authored and published numerous books on chemical dependence. He is a former member of the Board of Regents of the University of Minnesota, and serves on the Board of Directors of the American Action Forum, Friends of Education, Greater Twin Cities United Way, Questscope, and many other local and national social and civic organizations. In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board. As a bank holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.

William F. Bieber

Director of TCF Financial

Director Since: 1997

William F. Bieber is currently a member of the BSA and Compliance, Compensation, Executive, Finance, and Risk Committees. He is currently Chairman of the Board of ATEK Companies, Inc., a Minnesota-based organization supplying various products to the commercial, medical, and industrial marketplace, a position he has held since 1984. As the Chief Executive Officer and owner of Acrometal Products, a position he first held in 1973, Mr. Bieber acquired numerous manufacturing and production entities, expanding the business that would become the ATEK family of companies. He previously served as President of the Board of Hammer Residences Inc. and as a cabinet member to the Minneapolis United Way. In these roles, Mr. Bieber obtained years of management experience and financial expertise. The Board especially values his extensive experience in starting, acquiring and growing businesses. TCF attempts to run its business lines with an entrepreneurial spirit, and Mr. Bieber’s knowledge of how to turn a product concept into a profitable business venture benefits Board discussions regarding products and strategic initiatives.

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Theodore J. Bigos

Director of TCF Financial

Director Since: 2008

Theodore J. Bigos is currently a member of the Compensation, Finance, and Risk Committees and the Risk Management Subcommittee. He is the owner of Bigos Management, Inc., an apartment ownership and management firm located in Minnesota, and he has been involved in the ownership or operation of apartment complexes for over 40 years. As TCF’s primary businesses include both residential and commercial lending, Mr. Bigos’ unique experience in long-term management of an apartment conglomerate and corresponding knowledge of the real estate markets make him a valuable contributor to the Board.

Craig R. Dahl

Director and Vice Chairman of TCF Financial

Director Since: 2012

Vice Chairman Since: 2012

Craig R. Dahl is currently a member of the Executive and Technology Committees. He has been President and CEO of TCF Financial since January 1, 2016 and has been President of the Company since March 2015. Prior to that, Mr. Dahl had been an Executive Vice President of the Company since 1999. During his tenure, Mr. Dahl has also held numerous leadership positions with many of TCF’s wholly-owned lending subsidiaries, including Chairman of TCF Inventory Finance, Inc., Chairman and CEO of Winthrop Resources Corporation, and Chairman of Gateway One Lending and Finance, LLC. Mr. Dahl’s expertise in the lending and finance industries enables him to make meaningful contributions during Board discussions.

Karen L. Grandstrand

Director of TCF Financial

Director Since: 2010

Karen L. Grandstrand is currently the Chair of the Risk Committee and the Risk Management Subcommittee and a member of the Audit, Compensation, Executive, and Finance Committees. She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and Chair of the firm’s Bank and Finance Group. Prior to joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999. She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities. Ms. Grandstrand’s contributions as a Director include her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance. As the banking industry is highly regulated, her knowledge, experience, and skills are invaluable to the Board’s decision making.

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Thomas F. Jasper

Director and Vice Chairman of TCF Financial

Director Since: 2012

Vice Chairman Since: 2012

Thomas F. Jasper has been the Chief Operating Officer of TCF Financial since January 1, 2016. Prior to that, Mr. Jasper had been an Executive Vice President of the Company since 2007 and was the Chief Financial Officer of TCF Financial from 2007 to 2011. From 2001 through 2007, Mr. Jasper served in various leadership positions, including Chief Financial Officer, with TCF’s wholly-owned subsidiaries. Prior to joining TCF, he held various positions at KPMG LLP, last serving as a Senior Manager. From 2008 through February 2015, Mr. Jasper served on the Board of Directors of CommonBond Communities, the largest non-profit developer of affordable housing in the Midwest. During the last two years of his Board tenure at CommonBond he served as Board Chair. With his extensive financial, operational and risk management experience and expertise, Mr. Jasper provides an important level of insight to the Board and its review of the Company’s financial statements.

George G. Johnson

Director of TCF Financial

Director Since: 1998

George G. Johnson is currently the Chair of the Audit Committee and a member of the BSA and Compliance, Finance, and Risk Committees. Mr. Johnson is a certified public accountant and Managing Director of George Johnson & Company, a certified public accounting firm which he founded in 1971, and George Johnson Consultants, a consulting firm which he founded in 1995. Until July 1, 2016, he served as a board member and Chair of the Finance Committee of the American Alliance of Museums, which has over 4,000 member organizations, and he serves as a director for various civic and educational organizations in the Detroit, Michigan area. In addition to management and entrepreneurial experience, Mr. Johnson contributes accounting expertise to the Board grounded in his 40-plus year career as a certified public accountant. As TCF is a publicly traded financial services company, the Board is focused on the integrity of TCF’s financial statements, and Mr. Johnson’s financial acumen is invaluable in the Board’s reviews.

Richard H. King

Director of TCF Financial

Director Since: 2014

Richard H. King is currently the Chair of the Technology Committee and a member of the Audit, Finance, and Risk Committees. He is the Executive Vice President & Chief Information Officer at Thomson Reuters Corporation, a global provider of intelligent information, a position he has held since 2015. Mr. King has been with Thomson Reuters since 2000 serving in various positions of leadership including Executive Vice President & Chief Operating Officer for Technology from 2012 to 2015 and Chief Technology Officer of Thomson Reuters Professional Division and Executive Vice President and Chief Operating Officer of Thomson West from 2008 to 2012. Mr. King’s extensive technology experience in the information industry is beneficial to the Board, and allows him to provide special insights with respects to TCF’s information technology and information security issues.

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Vance K. Opperman

Lead Director of TCF Financial

Director Since: 2009

Lead Director Since: 2014

Vance K. Opperman is currently the Chair of the Compensation Committee and a member of the Audit, Executive, Finance, Risk, and Technology Committees and the Risk Management Subcommittee. He is President and CEO of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996. From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by Thomson Reuters. He has served on the Board of Directors of Thomson Reuters since 1996, has been Lead Director since 2013, and is currently the Chair of the Audit Committee of that Board. He also served on the Board of Directors of Blue Cross Blue Shield of Minnesota until June 2014. Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board. The legal skills he acquired as an attorney and as the president of a large public company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues. As president of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to provide valuable insight to Board discussions. In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board, and allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

James M. Ramstad

Director of TCF Financial

Director Since: 2011

James M. Ramstad is currently a member of the BSA and Compliance, Finance, and Risk Committees. He served nine terms as Minnesota Congressman in the U.S. House of Representatives from 1991 to 2009, during which time he was a member of the House Ways and Means Committee, Health and Trade Subcommittees, and Chairman of the IRS Oversight Subcommittee. Mr. Ramstad is currently a Senior Advisor to alliantgroup, LLC, a provider of specialty tax services, and a Director of the National Center on Addiction at Columbia University. After retiring from Congress in 2009, Mr. Ramstad was a teaching fellow at the Harvard University Kennedy School of Government. He is also the founder of the Ramstad Recovery Fund of the Minneapolis Foundation, which provides grants for treatment of veterans suffering from addiction. Mr. Ramstad’s service as a United States Congressman brings a wealth of knowledge and experience in political, legislative, and governmental affairs to the Board.

Roger J. Sit

Director of TCF Financial

Director Since: 2015

Roger J. Sit is currently Co-Chair of the Finance Committee and a member of the Audit, Compensation, and Risk Committees. He is the CEO, Global Chief Investment Officer and a Director of Sit Investment Associates, a privately-owned institutional investment management firm, positions he has held since 2008, and has held various positions at Sit Investment Associates since 1998. Mr. Sit has over twenty-five years of financial services experience. He currently serves on the Boards of Convergent Capital, Minneapolis Institute of Art, and the McKnight Foundation. As a CEO of a successful investment management firm, Mr. Sit has acquired managerial and analytical skills which enable him to provide valuable insight to the Board.

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Julie H. Sullivan

Director of TCF Financial

Director Since: 2016

Julie H. Sullivan is currently a member of the Audit, Finance, Risk, and Technology Committees. Dr. Sullivan has been the President of the University of St. Thomas (MN) since July 2013. Prior to that, she served as Executive Vice President and Provost of the University of San Diego from 2005 to 2013, with responsibility over academic and budgetary affairs. She served as a director of SI Group, a privately owned global chemical company, from 2001 to 2016, and was also a member of the Audit, Compensation, and Pension Committees. Dr. Sullivan previously served on the boards of PICO Holdings Inc. from 2009 to 2015, Applied Micro Circuits Corp from 2005 to 2011, and United PanAm Financial Corporation from 2007 to 2008, serving as the Chair of the Audit Committee for each during her tenure. She also currently serves on the Boards of the non-profits Loyola University Chicago and the Greater Twin Cities United Way. Dr. Sullivan is a non-practicing certified public accountant and a member of the National Association of Corporate Directors. Dr. Sullivan brings a unique perspective to the Board given her long career in academia, as well as extensive financial experience and acumen which are invaluable in the Board’s review of TCF’s financial statements.

Barry N. Winslow

Director of TCF Financial

Director Since: 2008

Barry N. Winslow is currently a member of the BSA and Compliance, Finance, and Risk Committees and the Risk Management Subcommittee. Mr. Winslow served as Vice Chairman, Corporate Development of TCF Financial from January 2012 until his retirement in July 2014, and had been a Vice Chairman of TCF since 2008. Prior to his retirement, Mr. Winslow had held various leadership positions with TCF and its subsidiaries since 1993, with the exception of January 2008 to July 2008. During that time, Mr. Winslow was a financial consultant for several banks, including TCF, with a primary focus on advice, analysis, and strategic planning related to mergers and acquisitions, as well as strategies for non-performing asset dispositions. He has served as a director of Sit Mutual Funds since 2010. Mr. Winslow has also served as an adjunct professor of finance at several universities, including Ohio State, Cincinnati, Xavier, and North Texas. Mr. Winslow has extensive knowledge of the banking industry, with an emphasis in commercial lending, which he obtained through his distinguished career. This knowledge and his experience as an advisor and former employee of TCF make him a valuable member of the Board.

Richard A. Zona

Director of TCF Financial

Director Since: 2011

Richard A. Zona is currently Co-Chair of the Finance Committee and a member of the Audit, Executive, and Risk Committees and the Risk Management Subcommittee. Mr. Zona held the position of Vice Chairman of Wholesale Banking and Wealth Management for U.S. Bancorp from 1996 until his retirement in 2000. He joined U.S. Bancorp in 1989 as Executive Vice President and Chief Financial Officer, and from 1991 to 1996 served as Vice Chairman and Chief Financial Officer of U.S. Bancorp. Mr. Zona practiced as a certified public accountant with Ernst & Young from 1970 to 1989 and was admitted to the partnership in 1979. While at Ernst & Young, Mr. Zona served as National Director of the firm’s financial institutions practice. He has served on the Boards of ING Direct Bank fsb (USA) from 2001 to 2005, New Century Financial Corporation from 2000 to 2007, Piper Jaffray Companies from 2004 to 2005, Polaris Industries Inc. from 2000 to 2007, and ShopKo Stores Inc. from 2003 to 2006. Mr. Zona contributes extensive management, finance, and accounting experience from his lengthy career in the financial services industry. In addition, his knowledge of the challenges facing financial institutions is particularly useful to the Board.

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Corporate Governance

TCF has established and operates within a comprehensive plan for membership, independence, committee membership, and ethical conduct of the Board. TCF’s Corporate Governance Guidelines provide, along with applicable rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”), the criteria used by TCF to make its independence determination for each Director. The Corporate Governance Guidelines are available on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Guidelines.

TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry.

The Board currently consists of 14 members. The number of Directors is determined by the Board from time to time and may range in size from 7 to 25 members. The Board typically meets at least quarterly in January, April, July, and October.

Directors are elected by a plurality vote of the stockholders provided that, in an uncontested election, any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board. The Board will then decide whether to accept the resignation.

Director Nominations

The Compensation Committee, which consists entirely of independent Directors as determined by the Board under applicable rules, is responsible for the nomination of Director candidates. The Board has adopted a Director Selection Policy, which sets forth the process by which the Compensation Committee will identify and nominate Director candidates and the criteria that the Compensation Committee will utilize to evaluate such candidates. The Director Selection Policy is available on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Director-Selection-Policy.

The Compensation Committee will identify Director candidates based on suggestions from current Directors and senior management, recommendations from stockholders and the use of a search firm, if necessary. TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates. After potential candidates are identified, the Compensation Committee will then review the candidate’s qualifications to determine which candidates best meet the following criteria: integrity, maturity and judgment, experience and reputation, collegiality, expertise, commitment, independence and diversity. The Compensation Committee’s consideration of diversity includes identifying candidates that can provide a range of talents, expertise and perspectives representative of the interests of the constituencies TCF serves. The candidates that best meet these criteria will then be interviewed by the Chair of the Compensation Committee, another committee member, the CEO, Lead Director, and the Chairman of the Board. Once the Compensation Committee selects a candidate, it provides the Board with a recommendation and the Board will then either formally nominate the candidate for election at an annual meeting or appoint the candidate to fill a current vacancy.

The Board has also adopted amendments to the Bylaws to allow stockholders proxy access for Director nominations. Article II, Section 13(c) of the Bylaws permits a stockholder, or a group of up to 20 stockholders, which have owned shares of TCF representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors continuously for at least three years to nominate and include in TCF’s annual meeting proxy materials director nominees in a number up to 25 percent of the Board. Such nominations are subject to certain eligibility, procedural and disclosure requirements set forth in Article II, Section 13(c), including the requirement that TCF must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the previous year’s annual proxy materials mailing, except as otherwise provided in Article II, Section 13(c).

Stockholders may submit nominations to the Compensation Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth under “Additional Information – How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?” Any such nomination must include the information specified in Article II, Section 13 of TCF’s Bylaws and nominations should be mailed to the attention of the Compensation, Nominating, and Corporate Governance Committee, c/o TCF’s Corporate Secretary at the TCF address provided in the next sentence. A copy of the Bylaws can be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391-1693. The Compensation Committee will evaluate all recommended nominees, including those submitted by stockholders, based on the criteria set forth above.

Board Leadership Structure and the Board’s Role in Risk Oversight

TCF’s Chairman of the Board, William A. Cooper, passed away in February 2017, and a new Chairman has not yet been elected. Prior to the death of our Chairman, TCF’s independent lead Director (the “Lead Director”) served as the liaison between the Chairman and the independent Directors. Pursuant to TCF’s Bylaws, the Lead Director will chair the Board meetings until a new Chairman is selected by the Board, which includes the executive sessions of the Board’s independent Directors. In selecting a new Chairman, the Board will consider the leadership structure that it believes is appropriate for TCF at this time.

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The Lead Director works with management, including the CEO, to determine the information and materials that are provided to Board members, and is available for direct communication and consultation with regulators upon request.The Lead Director also has the authority to call meetings of the independent Directors. The Lead Director is elected annually by the independent members of the Board. Vance K. Opperman currently serves as Lead Director.

In his role as CEO, Mr. Dahl proposes strategic priorities to the Board and with input from the Lead Director, communicates the Board’s guidance to management and is ultimately responsible for implementing the Company’s key strategic initiatives.

The Company also places a significant emphasis on Board independence. Currently, 11 of the Board’s 14 members (79%) meet the independence requirements under NYSE rules and the Company’s own independence requirements. These independent Directors regularly meet in executive session without management present. Each member of the Board’s Audit, BSA and Compliance, Compensation, Finance, and Risk Committees and the Risk Management Subcommittee is independent (other than Mr. Winslow who serves on the BSA and Compliance, Finance, Risk Committees, and the Risk Management Subcommittee) and, in addition to the Lead Director, serve in oversight roles. Through the Audit, Compensation, and Risk Committees, the Board is actively involved in oversight of risk, compliance, potential conflicts of interest and related party transactions, and business results. The Compensation Committee is also specifically responsible for an annual review of the CEO’s performance and compensation. Since all Board members have complete access to management and outside advisors, there are multiple sources of information for the Board.

Communications With Directors

The Board has provided a process for stockholders and other interested parties to communicate directly with the Lead Director, any other Director, the full Board, or with independent Directors as a group. This process is discussed on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Communications-with-Directors.

Regular Separate Non-Employee Director Meetings

The non-employee Directors, all of whom are independent under NYSE rules as of the date of this Proxy Statement (other than Mr. Winslow), meet independently in executive sessions following the regularly scheduled meetings of the Board. The Lead Director presides over each executive session.

Code of Ethics

TCF has adopted a code of ethics applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”) (the “Senior Financial Management Code of Ethics”), as well as a code of ethics generally applicable to all employees (including the PEO, PFO, and PAO) and Directors of TCF (the “Code of Ethics”). The Code of Ethics and Senior Financial Management Code of Ethics are both available for review on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Code-of-Ethics-Policy and https://www.tcfbank.com/About-TCF/ Corporate-Governance-Code-of-Ethics-for-Senior-Financial-Management, respectively. Any changes to either code will be posted on the website, and any waivers granted to or violations by the PEO, PFO, PAO, or any Director will be posted on TCF’s website. To date, there have been no waivers granted to or violations by the PEO, PFO, PAO, or any Director.

Director Attendance

The business, property, and affairs of TCF are managed by or under the direction of the Board. The Board met seven times in 2016. All Board members are expected to attend all Board meetings, as well as all committee meetings of which they are a member and are invited to attend meetings of committees of which they are not members. TCF requests Directors to attend the Annual Meeting if their schedules permit. Fourteen Directors attended the 2016 Annual Meeting.

During 2015, Director Bigos was forced to miss two Board and committee meeting dates due to unavoidable business conflicts. As a result, Mr. Bigos attended fewer than 75% of his aggregate Board and committee meetings and received less than majority support from stockholders at the 2016 Annual Meeting. He then tendered his resignation for consideration in accordance with TCF’s Director Resignation Policy. After weighing his offer carefully, the Board rejected his resignation in July 2016, the complete rationale for which was detailed in a filing on Form 8-K on July 26, 2016. The Board carefully considered the value that Director Bigos brings to the Board, including his vast expertise in the real estate market, his attendance at over 90% of meetings of the Board and committees of which he was a member since joining the Board, including attending 100% of such meetings held in five of his years of service, and his diligence on occasions where he missed meetings in contacting the Chairman prior to the meeting to voice any questions or concerns he had. The Company discussed Mr. Bigos’ resignation offer in its investor outreach, with the great majority of stockholders expressing support for the Company’s process and its decision to carefully weigh the value Mr. Bigos brings to the Board against the failure to attend 75% of meetings in a single year. Based on this feedback and the Board’s careful evaluation of the value Director Bigos brings to TCF, the Board rejected his resignation offer.

During 2016, all Directors attended at least 75% of the combined meetings of the Board and the committees on which they served, and median Director attendance was 100% of the aggregate of Board and committee meetings.

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Board Committees, Committee Memberships, and Meetings in 2016

The following table identifies the principal responsibilities, number of meetings held in 2016, and the members for each of the standing Board committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities. Messrs. Dahl and Jasper are executive officers of TCF and do not serve on any of the standing Board Committees, other than Mr. Dahl who serves on the Technology Committee. In addition to the committees reflected below, there is a duly-elected Executive Committee of the Board consisting of Ms. Grandstrand, and Messrs. Bieber, Dahl (appointed February 2016), Opperman, and Zona. The Executive Committee, which serves as a liaison between management and the Board, also included Mr. Cooper prior to his death in February 2017, and did not meet during 2016.

Committee	Principal Responsibilities		Members (*Chair)
Audit(1)(2) 7 meetings in 2016	•	Oversee relationship with independent auditor	Grandstrand Johnson* King Opperman Sit Sullivan Zona
	•	Oversee and review financial reporting and disclosure matters
	•	Oversee compliance
	•	Oversee internal audit function, including supervision and evaluation of the performance of the Chief Audit Executive

BSA and Compliance 3 meetings in 2016	•	Oversee BSA compliance, including reviewing reports on issues, trends, policies, processes, identification of risks, and other matters	Bell* Bieber Johnson Ramstad Winslow
	•	Oversee TCF’s compliance efforts and programs designed to address relevant laws and regulations
	•	Review reports on customer complaint activity
Compensation, Nominating, and Corporate Governance 5 meetings in 2016	•	Review, recommend, and approve personnel-related matters	Bell Bieber Bigos Grandstrand Opperman* Sit
	•	Evaluate the performance of the CEO
	•	Review, recommend, and approve executive compensation, including equity awards

	•	Review, recommend, and approve Director nominations
	•	Oversee corporate governance matters
	•	Review management succession planning
	•	Supervise the administration of benefit plans
Finance(1)(2) 5 meetings in 2016	•	Review and approve, and oversee the administration and effectiveness of, TCF’s financial risk management policies	Bell Bieber Bigos Grandstrand Johnson King Opperman Ramstad Sit* (Co-Chair) Sullivan Winslow Zona* (Co-Chair)
	•	Oversee stress testing framework developed by management
	•	Review and approve stress test results for submission to regulators
	•	Review financial strategies
	•	Review capital planning, including dividend recommendations
	•	Review merger, acquisition, and expansion activity
	•	Review debt and equity issuance and retirement matters

Risk(1)(2) 4 meetings in 2016	•	Oversee TCF’s Enterprise Risk Management Program	Bell Bieber Bigos Grandstrand* Johnson King Opperman Ramstad Sit Sullivan Winslow Zona
	•	Oversee and consult with management regarding the Company’s risk appetite
	•	Oversee TCF’s relationships with regulatory agencies
	•	Oversee TCF’s risk management function, including an annual evaluation of the performance of the Chief Risk Officer

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Committee	Principal Responsibilities		Members (*Chair)
Risk Management Subcommittee(1) 4 meetings in 2016	•	Assist the Risk Committee in its oversight of TCF’s risk management programs and processes	Bigos Grandstrand* Opperman Winslow Zona
	•	Delegated authority and responsibilities from the full Risk Committee
	•	Report to the full Risk Committee at each Risk Committee meeting

Technology(1)(2) 4 meetings in 2016	•	Oversee TCF’s technology strategy	Dahl King* Opperman Sullivan
	•	Review TCF’s technology risks and coordinate with management and other Board committees regarding TCF’s oversight of technology risk management and risk assessment guidelines and policies

(1)	Mr. Cusick was a member of the Audit, Finance, Risk, and Technology Committees and the Risk Management Subcommittee until his retirement from the Board in April 2016.
(2)	Dr. Sullivan joined the Audit, Finance, and Risk Committees upon her election to the Board in April 2016 and the Technology Committee in July 2016.

Audit Committee

All members of the Audit Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions - How Does the Board Determine Which Directors are Independent?” and under the additional audit committee independence standards under Section 36(g) of the Federal Deposit Insurance Act. The Board has determined that Dr. Sullivan and Messrs. Johnson, Opperman, Sit, and Zona are Audit Committee Financial Experts, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Exchange Act (“Regulation S-K”). The Audit Committee operates under a formal charter that may be accessed on our website at https:// www.tcfbank.com/About-TCF/Corporate-Governance-Audit-Committee-Charter.

Compensation, Nominating, and Corporate Governance Committee

All members of the Compensation Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions – How Does the Board Determine Which Directors are Independent?” and under the additional compensation committee independence standards under Section 303A.02(a)(ii) of the NYSE Listed Company Manual. Each member of the Compensation Committee also currently meets the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Mr. Bell who is a former TCF Bank officer. The Compensation Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Compensation-Nominating-and-Corporate-Governance-Committee-Charter.

Scope of Authority

Full authority is delegated from the Board to the Compensation Committee (or the Independent Subcommittee (defined below)) to act on the following matters without Board approval:

•	Review and approve the Company’s compensation and benefits policies generally, including reviewing and approving any equity-based compensation.

•	Review and approve the compensation of, and benefits for, the CEO and other executive officers.

•	Review and approve management’s risk assessment of incentive compensation plans for the CEO, executive officers, and other appropriate employees of the Company.

•	Determine if any deferral or clawback provisions for the CEO or other executive officers have been triggered and executed as required.

•	Prepare the Compensation Committee Report required by the SEC and NYSE rules to be included in the proxy statement, review and discuss the Compensation Discussion and Analysis (the “CD&A”) with management, and provide a recommendation to the Board regarding the inclusion of the CD&A in the Company’s proxy statement.

•	Periodically review the Company’s management succession planning, in consultation with the CEO .
•	Review and approve any employment contracts and severance agreements with executive officers other than the CEO; and
•	Annually, review and approve the summary of perquisites for the CEO and review summaries of perquisites for the other senior executive officers.

•	Supervise the administration of all TCF benefit plans, including:
	–	Approval of amendments as needed (except where the amendment requires full Board approval);
	–	Selection of trustees, funding agents, investment managers and other similar asset managers for the trust funds;
	–	Exercise of all other administrative and interpretive authority under the plans; and
	–	Exercise of all other responsibilities as provided in the plans.

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Delegation of Authority

The Compensation Committee may establish subcommittees from time to time, including an independent subcommittee consisting of Compensation Committee members who are “outside directors” under Section 162(m) of the Code and are “non-employee directors” under Rule 16b-3 of the Exchange Act. The Compensation Committee has delegated to an independent subcommittee (the “Independent Subcommittee”) consisting of each member of the Compensation Committee other than Mr. Bell, a former TCF Bank officer, all responsibility with regard to equity awards and performance-based compensation. The Compensation Committee has the power to delegate such duties and authority to the subcommittees as it approves.

Use of Consultants

The Compensation Committee has authority to retain consulting firms for the purpose of evaluating compensation and other compensation-related matters for TCF’s Directors, CEO and other executive officers. The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”), principally to provide advice and peer group information, which the Compensation Committee considers when developing the terms of long-term incentive awards, incentive compensation plans, and overall compensation amounts for the executive officers named in the Summary Compensation Table (the “NEOs”). During 2016, FW Cook was paid approximately $82,250 for these services to the Compensation Committee. FW Cook did not provide any other services to TCF other than those provided to the Compensation Committee during 2016. FW Cook has internal policies regarding conflicts of interest. The Board affirmatively determined that no conflicts of interest have been raised in connection with the services provided by FW Cook, and that FW Cook was independent under applicable NYSE rules at the time services were provided to the Compensation Committee.

Process for Determining Director Compensation

The Compensation Committee generally meets in January, April, July, and October, with additional special meetings held as needed. Director compensation is reviewed from time to time on an informal basis by the CEO and Chair of the Compensation Committee. Their recommendations concerning any change in Director compensation are referred to the Compensation Committee and the Board.

Compensation Committee Interlocks and Insider Participation

Directors Bell, Bieber, Bigos, Grandstrand, Opperman, and Sit served on the Compensation Committee in 2016. None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries, other than Mr. Bell who was an officer of TCF Bank from 1994 to 1999. The Board has determined that all members of the Compensation Committee were independent for 2016 under standards outlined below and under applicable NYSE rules. Certain relationships with Directors are disclosed below under “Director Independence and Related Person Transactions - What Transactions Were Considered Non-Material?”

Director Independence and Related Person Transactions

How Does the Board Determine Which Directors are Independent?

Pursuant to NYSE listing standards, at least a majority of TCF Directors must be independent. For a Director to be considered independent, the Board must make an affirmative determination that the Director has “no material relationship” with TCF. The NYSE independence standards, as incorporated into the regulations of the SEC, identify certain transactions or relationships which automatically disqualify a Director from being considered independent. In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1.0 million or 2.0% of the gross revenues of the Director’s business are automatically disqualifying.

In addition, the Board has adopted the categorical standards listed below to assist it in determinations of independence. The additional categorical independence standards are included in TCF’s Corporate Governance Guidelines, which may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Guidelines. The Board deems transactions or relationships falling within a categorical standard listed below to automatically be non-material:

•	Commercial Loans from TCF Bank Subject to Approval Under Federal Reserve Board Regulation O (“Regulation O”) to a Director’s Business. Loans, leases, and other extensions of credit from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE independence standards, are subject to approval under Regulation O, and TCF has not classified them as being in default;

•	Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying. Transactions or relationships between TCF and a Director, the Director’s related business, or any immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year;

•	Retail Banking Relationships: Home Mortgages, Consumer Loans, and Retail Deposit Accounts. Home mortgages, consumer loans and retail deposit accounts at TCF for a

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Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards and are on ordinary retail consumer terms and conditions; and

•	Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer. A Director’s ownership of less than a 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF. However, a Director’s service as an executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less than a 10% equity interest in such a company.

What Transactions Were Considered Non-Material?

During 2014 through 2016, TCF was a party to relationships with certain Directors, their related companies, or immediate family members, each of which was determined by the Board to be not material for purposes of Director independence for each Director who served during 2016 and for each Nominee.

Commercial Loans, Consumer Loans, and Retail Banking Accounts

Each of the following transactions and relationships was reviewed by the Board and was determined to not constitute a material relationship for purposes of Director independence, based on the categorical standards described above:

•	Mr. Bieber or his related companies had commercial loans or leases and commercial deposit accounts with TCF beginning in and continuing through 2016;

•	Mr. Bigos or his related companies had commercial loans or leases and commercial deposit accounts with TCF during 2014 through 2016; and

•	The following Directors have, or had during 2014 through 2016, retail deposit accounts or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions: Messrs. Bell, Bigos, Cooper, Cusick, Dahl, Jasper, Johnson, King, Sit, and Winslow.

All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not involve more than the normal risk of collectability, nor do they present other unfavorable features. All such loans and leases have been approved by the Board when required by Regulation O.

Related Person Transactions Involving Independent Directors

Mr. King is an executive officer of Thomson Reuters. During 2016, 2015, and 2014, the Company made payments to Thomson Reuters and its related entities in the ordinary course of business totaling $1.5 million, $1.4 million, and $1.1 million, respectively, under standard terms and conditions. Thomson Reuters’ total revenues for the 12 months ended December 31, 2016, 2015, and 2014 were $11.2 billion, $12.2 billion, and $12.6 billion, respectively. Based on its various agreements with Thomson Reuters, the Company expects to make aggregate payments for goods and services to Thomson Reuters of approximately $4.8 million from 2017-2019. Mr. King’s only interest in these transactions is as an officer of Thomson Reuters. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. King’s status as an officer of Thomson Reuters, and affirmatively determined (with Mr. King abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. King, and therefore determined that Mr. King is independent.

Other Business Relationships Involving Independent Directors

Each of the following additional transactions and business relationships was reviewed and was determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence:

•	During 2016, 2015 and 2014, Mr. Bell received payments and distributions from the TCF Financial Corporation Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) of $334,347, $328,858, and $308,969, respectively. The Board has reviewed this relationship and affirmatively determined (with Mr. Bell abstaining) that it does not constitute a material relationship between Mr. Bell and TCF because such payments and distributions were for his prior service as an officer of TCF Bank and such payments and distributions were not contingent in any way on continued service;

•	Dr. Sullivan is the President of the University of St. Thomas, a non-profit corporation. TCF made payments to the University of St. Thomas totaling $27,454 in 2016 for goods and services under standard terms and conditions. The board considered these payments and Dr. Sullivan’s status as President of the University of St. Thomas, and affirmatively determined (with Dr. Sullivan abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Dr. Sullivan;

•	Mr. Opperman sits on the board of Thomson Reuters. As discussed above, TCF made payments to Thomson Reuters totaling $1.5 million, $1.4 million, and $1.1 million for 2016, 2015, and 2014, respectively, for information services. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. Opperman’s status as a director of Thomson Reuters, and affirmatively determined (with Mr. Opperman abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. Opperman; and

•	The Board has also reviewed Director ownership of shares of TCF common stock and both series of preferred stock of TCF and affirmatively determined that such ownership does not constitute a material relationship between any of those Directors and TCF for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

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Which Directors are Independent?

The evaluation of director independence under NYSE listing standards is based on the previous three-year period. On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF during 2014 through 2016, the Compensation Committee and the Board each affirmatively determined in January 2017 that the following Directors or nominees have no material relationship with TCF and are considered to be independent: Ms. Grandstrand, Dr. Sullivan, and Messrs. Bell, Bieber, Bigos, Cusick, Johnson, King, Opperman, Ramstad, Sit, and Zona. All members of the Audit, BSA and Compliance, Compensation, Finance, and Risk Committees and the Risk Management Subcommittee are independent under all applicable rules (other than Mr. Winslow who serves on the BSA and Compliance, Finance, and Risk Committees and Risk Management Subcommittee). The Board determined that the following Directors are not independent: Mr. Cooper (former CEO) , Mr. Dahl (TCF Vice Chairman, President, and CEO), Mr. Jasper (TCF Vice Chairman and Chief Operating Officer), and Mr. Winslow (former TCF Vice Chairman, Corporate Development), because current executives and employees who have terminated their employment within the past three years are deemed to be non-independent under the NYSE standards.

Related Person Transactions

During 2016, TCF engaged in transactions in the ordinary course of business with some of its Directors and officers, and entities with which they are associated. As noted above under “What Transactions Were Considered Non-Material?”, all such transactions were made in the ordinary course of business and all loans and leases with Directors, officers, and their related entities were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to TCF and did not involve more than the normal risk of collectability or present other unfavorable features.

Related Person Transaction Approval Process

By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O. Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under the Code of Ethics are reviewed by the General Counsel and submitted to the Board where appropriate or required under the Code of Ethics. In practice, all other transactions between TCF and Directors, Director nominees, executive officers and their immediate family members or related companies that are reportable in the proxy statement are reported to the Audit Committee and, for transactions involving independent Directors, the Compensation Committee and the Board. All such reports are in writing and maintained with the records of the applicable committee or Board meetings. The Board and the respective committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions. The Board, or a committee of the Board, evaluates these transactions and specifically determines whether or not they serve the best interest of TCF and its stockholders, whether they present a conflict of interest for the affected person, and whether the relationship should be continued or eliminated. Any such action is reflected in the minutes of the Board or the respective committees.

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Director Compensation

TCF’s compensation of non-employee Directors in 2016, including cash and other non-cash compensation, is shown in the following table. Messrs. Dahl and Jasper are executive officers of TCF and do not receive any compensation for their service as Directors. Mr. Cooper was an executive officer, other than a named executive officer, until the time of his death, and also served on the Board without additional compensation.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(3)(5)	($)(4)	($)
Peter Bell	$87,500	$45,000	$11,615	$144,115
William F. Bieber	$67,500	$45,000	$15,955	$128,455
Theodore J. Bigos	$67,500	$45,000	$22,908	$135,408
Thomas A. Cusick(1)	$38,334	$45,000	$2,086	$85,420
Karen L. Grandstrand	$107,500	$45,000	$13,100	$165,600
George G. Johnson	$87,500	$45,000	$21,093	$153,593
Richard H. King	$87,500	$45,000	$10,459	$142,959
Vance K. Opperman	$107,500	$45,000	$21,898	$174,398
James M. Ramstad	$67,500	$45,000	$795	$113,295
Roger J. Sit	$82,500	$45,000	$20,000	$147,500
Julie H. Sullivan(2)	$35,000	$33,751	$—	$68,751
Barry N. Winslow	$67,500	$45,000	$29,281	$141,781
Richard A. Zona	$87,500	$45,000	$15,000	$147,500
(1)	Mr. Cusick retired from the Board in April 2016.
(2)	Dr. Sullivan was elected to the Board in April 2016.
(3)	The grant date fair value for all awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Stock Compensation.” TCF’s accounting policy for stock-based compensation is described in Notes 1 and 15 of the Notes to TCF’s Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2016. Dividends are paid on the shares at the rate generally paid to holders of TCF common stock.
(4)	This column consists of matching charitable gift contributions by TCF Foundation on behalf of Directors and travel expenses for spouses or significant others for an off-site Board meeting. The material terms regarding the matching charitable gift program are described below under “Material Information Regarding Directors’ Compensation.” Mr. Winslow’s total reflects a $10,000 contribution made by him in 2015 that was matched by the TCF Foundation in 2016.
(5)	Outstanding equity awards of non-employee Directors at December 31, 2016 consisted of the following:

	Number of Shares of Unvested	Market Value of
	Restricted Stock	Unvested Shares
Name	(#)(a)	($)(b)(c)
Bell	3,629	$71,092
Bieber	3,629	$71,092
Bigos	3,629	$71,092
Grandstrand	3,629	$71,092
Johnson	3,629	$71,092
King	3,629	$71,092
Opperman	3,629	$71,092
Ramstad	3,629	$71,092
Sit	3,629	$71,092
Sullivan	2,469	$48,368
Winslow	3,629	$71,092
Zona	3,629	$71,092
(a)	Includes unvested restricted stock awards made on January 19, 2016 to each Director except for Dr. Sullivan who received 2,469 shares upon joining the Board on April 27, 2016. All awards vested on January 17, 2017. Dividends are paid on unvested restricted shares granted under the Directors Stock Grant Program at the rate generally paid to holders of TCF common stock.
(b)	Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 30, 2016 of $19.59 per share.
(c)	The total grant date fair value of the stock awards made in 2016 is shown on the Director Compensation table.

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Material Information Regarding Directors’ Compensation

•	Cash compensation for each non-employee Director consists of the following:
	–	Annual Retainer of $70,000;
	–	An additional $20,000 annual retainer for each Committee or Subcommittee Chaired by a Director; and
	–	An additional $20,000 annual retainer for the Lead Director.
•	Employee Directors (Messrs. Dahl, and Jasper) are not compensated for service as Directors.
•	Directors Stock Grant Program (approved by stockholders):
	–	Annually, each non-employee Director receives a grant of TCF common stock equal to $45,000. For any Director elected after a stock grant has been awarded, a pro-rata stock grant is awarded;
	–	The number of shares granted is determined by dividing $45,000 by the average of the high and low prices of TCF common stock on the grant date;
	–	The stock grant vests annually, when the next grant is made;
	–	Dividends are paid on unvested shares at the rate generally paid to holders of TCF common stock; and
	–	Unvested shares will vest if a change in control occurs.
•	Non-employee Directors may defer fees and stock grants under the TCF Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) until the end of their Board service.
•	TCF offers the TCF Matching Gift Program to supplement donations made by non-employee Directors to charitable organizations of their choice up to a maximum of $20,000 annually.
•	Stock Ownership Guidelines:
	–	Non-employee Directors are required to own shares of TCF common stock worth an amount equal to five times their annual base retainer (excluding any supplementary retainer for Committee chairs);
	–	All shares of TCF common stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met. Stock options will not be counted toward the Stock Ownership Guidelines;
	–	Directors have until the fifth anniversary of their appointment to the Board to reach the applicable target ownership level; and
	–	All Directors satisfied the Stock Ownership Guidelines as of January 31, 2017, except for Mr. King and Dr. Sullivan.
•	Indemnification rights are provided to Directors under TCF’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.
•	TCF reimburses Directors for travel and other expenses to attend Board meetings or attend to other Board business as a business expense, and TCF occasionally holds Board retreats at a remote location and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses or significant others.

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Compensation Discussion and Analysis

Executive Summary

We have designed our compensation to attract and retain experienced, highly qualified executives. We continually review and improve our practices in order to succeed in delivering consistent operating performance and ensuring alignment between the interests of stockholders and our executives. Our compensation objectives include:

•	Attracting, rewarding and retaining highly qualified executives;
•	Linking pay to individual and Company performance, while not encouraging excessive risk-taking;
•	Balancing compensation related to short- and long-term Company performance with weighting towards long-term performance; and
•	Aligning the interests of our executives and Directors with our stockholders through long-term ownership of TCF common stock as part of our stock ownership requirements applicable to directors and officers.

Our CD&A provides a discussion regarding the following NEOs: Craig R. Dahl (Vice Chairman, President, and CEO), Brian W. Maass (Executive Vice President and Chief Financial Officer), William S. Henak (Executive Vice President, Wholesale Banking), Michael S. Jones (Executive Vice President, Consumer Banking), and Thomas F. Jasper (Vice Chairman and Chief Operating Officer).

Key Compensation and Governance Features

We regularly engage with stockholders to solicit feedback on a variety of subjects, including business, compensation, and governance issues. In total, TCF management conducted 196 meetings with investors in 2016, representing 63% of our institutional ownership as of December 31, 2016. In addition, our Compensation Committee has engaged an independent compensation consultant to assist our efforts to ensure that our compensation program achieves the goals and objectives discussed above and provides competitive compensation designed to align the interests of management and stockholders. Key features of our compensation program include:

•	Long-term equity awards tied to total stockholder return;
•	Double-trigger restricted stock awards for executives do not vest after a change in control unless the recipient’s employment is terminated;
•	An Executive Severance Policy that limits maximum benefits payable to senior executives upon termination to 2.99x the sum of salary and target bonus unless stockholder approval is received;
•	Proxy access rights provided to stockholders;
•	No dividends are paid on unvested shares of TCF common stock held by employees; and
•	Performance-based awards are the largest percentage of executive compensation, as shown below for the NEOs for 2016:

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Compensation Overview

Below is a summary of key actions taken and 2016 results which are more fully detailed in the CD&A below:

Performance		Realized return on average assets (“ROA”) of 1.05%, ranking us 18 of 47 among the 2016 Peer Group (defined below) average.
Return on average tangible common equity (“ROTCE”) of 10.29%, ranking us 28 of 47 among the 2016 Peer Group.
Sold $3.8 billion in loans and leases, up 41.6% from $2.7 billion sold in 2015.
Increased revenue by 4.1% from 2015.
Increased loan and lease originations by 10.3% from 2015.
Increased period-end loans and leases by 2.3% from December 31, 2015.
Increased average deposits by 7.2% from 2015.
Achieved strong above-peer 2016 average yield on loans and leases of 4.87%, while paying a below-peer average interest rate on deposits of .36%.
Maintained strong credit quality with net charge-off ratio of .26% for 2016, down from .30% for 2015.
2016 Compensation of Named Executive Officers		Focused NEO compensation on retaining highly qualified executives as we implemented our CEO’s new management structure.
Annual cash incentive payments were 104.4% of target for each NEO, or 104.4% of base salary for Mr. Dahl and 78.3% of base salary for each other NEO.
A significant portion of 2016 NEO compensation was contingent on performance, or “at risk,” tied to financial performance metrics relative to our peers.
Performance-based awards, including annual cash incentives and performance-based long-term incentives, accounted for 45.7% of NEOs’ 2016 aggregate total compensation as disclosed in the Summary Compensation Table.
Performance-based awards which are tied to our three-year TSR relative to our peers accounted for 44.9% of the equity awards granted to NEOs during 2016.
Compensation & Governance Best Practices		All employee restricted stock awards include a “double trigger” so that the awards do not vest after a change in control unless the recipient’s employment is terminated.
Our Executive Severance Policy limits the maximum termination benefits payable in future awards to senior executives to 2.99x the sum of their salary and target bonus unless approved by stockholders.
We perform an annual review of compensation policies and practices as they relate to risk management.
We follow strong, robust roles and responsibilities in establishing executive compensation, including a detailed compensation analysis, and have in place a planning process to establish appropriate financial and business performance metrics.
We maintain stock ownership guidelines and prohibit hedging transactions, such as puts, calls, short sales, futures, or other transactions that limit investment risk, in order to encourage executives to retain a significant long-term position in our common stock and thereby align their interests with the long-term interests of our stockholders.
We structure compensation to discourage our executives from taking excessive risk by providing varied and balanced performance targets while reserving the discretionary authority of the Compensation Committee to reduce award payouts.
We do not permit tax gross ups, hedging of our stock, or backdating or repricing of stock option awards.
Why should stockholders approve our Say on Pay?	1.	The structure of our compensation program provides appropriate incentives to attract, retain, and motivate executives without encouraging excessive risk taking.
	2.	We continuously engage in investor outreach and have shown our responsiveness to stockholders by adopting TSR as a metric for equity awards, eliminating the use of single-trigger stock awards for executives, enacting our Executive Severance Policy and adopting proxy access in recent years.
	3.	Our incentive compensation payouts for 2016 reflect TCF’s financial performance.
	4.	Our 2016 total stockholder return (“TSR”) was above that of the 2016 Peer Group median.

Performance

During 2016, our experienced executive team continued to deliver sustained performance, despite low prevailing interest rates and a competitive lending market. We continued to expand our origination capabilities through the expansion of our national lending businesses, while managing concentration risk, using loan sales and securitizations, and funding asset growth with core retail deposits that have a low cost and very strong liquidity profile. During 2016, management (i) kept TCF positioned to succeed in a rising interest rate environment, (ii) maintained the diversification of our business, (iii) continued to strongly increase loan originations, leading to increased revenue through the use of loan sales and securitizations and expansion of servicing revenue on loans sold to others, (iv) maintained strong credit performance and metrics and firm underwriting standards with a disciplined underwriting approach, and (v) increased capital and book value.

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Since a substantial portion of the long-term incentives awarded to management are tied to our relative total stockholder return, the interests of management are aligned with those of the stockholders to bring improved stock price performance both in the short- and long-term.

Our 2016 financial and operational performance included the following:

•	Realized ROA of 1.05%, ranking us 18 of 47 among the 2016 Peer Group. The 2016 Peer Group is defined later in this CD&A under the heading “2016 Compensation of Named Executive Officers – Peer Groups.”
•	Increased revenue by 4.1% over 2015.
•	Increased loan and lease originations by 10.3% from 2015.
•	Increased period-end loans and leases by 2.3% from December 31, 2015.
•	Increased average deposits by 7.2% over 2015.
•	Achieved strong 2016 net interest margin of 4.34%, ranking us 4 of 47 among the 2016 Peer Group, despite the continued low-rate lending environment.
•	Continued to diversify revenue sources by growing the average serviced for others portfolio by 28.3% and growing servicing fee income by 28.7% to $40.2 million.
•	Decreased non-accrual loans and leases by 9.5% from December 31, 2015.
•	Maintained provision for credit losses at low levels.
•	Maintained prudent diversification of earning assets, with 44% Consumer and 56% Wholesale loans and leases.

Compensation of Named Executive Officers

Primary Elements of Compensation

The Compensation Committee uses several components to achieve its compensation goals, including base salary, annual cash incentives and long-term incentives. These elements are designed to reward individual performance, achievement of our financial and business goals, and the sustained creation of stockholder value. This balanced use of the various elements provides short- and long-term incentives to executives for individual and company performance while not encouraging excessive risk-taking within the organization. The Compensation Committee believes that above average Company performance should be rewarded through the use of variable elements of compensation such as annual cash incentives and stock awards. To achieve this, the Compensation Committee utilizes multiple performance goals to discourage NEOs from becoming overly focused on a single measure of performance. The Compensation Committee reviews executive compensation at least annually in light of its compensation objectives and compares levels of base salary, annual cash incentives, long-term incentives and aggregate total compensation with those of our peers.

Compensation
Component	Objective	Determination
Base Salary	A fixed component that is intended to provide a competitive level of compensation necessary to attract and retain highly qualified executives.	The Compensation Committee reviews base salary market practices at least annually through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant. The Compensation Committee reviews the base salaries of the NEOs individually, as compared to the named executive officer at each peer group company with the same relative pay ranking or position.
Annual Cash Incentive	Designed to reward NEOs for achieving one-year financial objectives that the Compensation Committee believes will have a long-term financial impact on stockholder value.	Annual cash incentive awards are contingent upon TCF and/or individuals achieving predetermined performance goals. The performance goals are based on one or more performance criteria chosen by the Compensation Committee from a list of measures approved by our stockholders.
Long-Term Incentive	Designed to reward NEOs for stockholder value creation and to align the interests of executives with those of our stockholders, and to retain and motivate talented executives. Long-term incentives are equity-based and are provided under stockholder-approved plans which permit us to grant a variety of equity-based awards, including restricted stock, restricted stock units, and stock options, although stock options have not been granted since 2008.	Long-term incentives are determined using a formula-based approach further described below under “Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives.” The size, form and performance criteria, if any, of long-term incentive awards are determined by the Compensation Committee based on a number of factors, including its evaluation of market practice, base salary, length of service, responsibilities of the executive, ownership of TCF common stock and quantity, amount, and vesting schedule of previous grants.

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Other Forms of Compensation

Retirement and Other Benefits

The Compensation Committee believes that benefits are an important aspect of our ability to attract and retain quality employees, and believes our benefits programs are consistent with market practices based on its supervision of management’s analysis of industry peers and other local employers. Each NEO generally has access to the benefits provided to all full-time employees, including the TCF 401K Plan (the “401(k) Plan”). Standard benefits received by each NEO as a full-time employee have no impact on the amount of other elements of compensation awarded to the NEO.

401(k) Plan and SERP

Our 401(k) Plan offers matching contributions made after the employee’s first year of service. The plan qualifies as an employee stock ownership plan and qualified tax or deferred compensation plan, or 401(k) Plan, under the Code. In combination with the TCF 401K Supplemental Plan (the “SERP”) described below, each NEO may receive the same match percentage as any employee.

The Code limits the amount of employee contributions and Company matching contributions under the 401(k) Plan for certain individuals, including each NEO. The SERP, a nonqualified supplemental plan approved by stockholders in 2006, was created to address these limitations. For the approximately 156 participants as of January 31, 2017, all amounts contributed over the 401(k) Plan limit are credited to the SERP, the operation of which generally mirrors the 401(k) Plan. All employer matching contributions in the SERP are invested in TCF common stock, which cannot be sold until the participant’s employment with TCF terminates. The Compensation Committee believes the SERP is an important tool to further the interests of executives with those of our stockholders by providing the SERP matching contribution in TCF common stock which cannot be sold while the participant remains employed by TCF.

Pension Benefits

We froze our pension plan in 2004 and discontinued further pay credits in 2006. Pension benefits are disclosed below in the “Pension Benefits in 2016” table and described in the narrative following that table.

Insurance Benefits

NEOs are eligible for the same group medical, dental, disability, life insurance and other similar benefits that are generally available to our full-time employees.

Perquisites

Perquisites received by NEOs include use of Company-owned or leased automobiles or car allowances, club memberships, executive physicals, incentive trips, and tax return preparation. Mr. Dahl receives personal use of our airplane and may also approve personal use of our airplane by other NEOs on a case-by-case basis. The purpose of these perquisites is to provide additional benefits, reduce security risks, and enhance scheduling and efficient use of the NEOs’ time. The Compensation Committee reviews the perquisites of the NEOs and other officers annually.

NEO Pay Determinations

In overseeing executive compensation, the Compensation Committee seeks to construct a compensation structure that will attract and retain highly qualified personnel by providing compensation that is competitive relative to those companies with which TCF competes for executive talent.

The Compensation Committee considers overall performance in the areas of scope of responsibility, management and communication skills, department objectives, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results. Taking the CEO’s recommendations into consideration, the Compensation Committee establishes base salary levels, annual cash incentive amounts and long-term incentive awards for each NEO other than the CEO. A similar process is followed by the Compensation Committee in determining the compensation for the CEO. While the Compensation Committee uses competitive market data as a reference point when setting each component of compensation and target compensation levels, the Compensation Committee ultimately uses its own business judgment and expertise to determine the appropriate components and levels of compensation for our executive officers, including the NEOs, and generally attempts to set base salaries at levels which it believes are appropriate to attract and retain highly qualified executives using data provided by its compensation consultant and other sources, as appropriate. The Compensation Committee believes strongly in linking compensation paid to each NEO to TCF’s performance. In measuring 2016 performance, the Compensation Committee utilized the following performance metrics: ROA, ROTCE, and TSR (as defined under “Compensation Overview”).

FW Cook, which the Compensation Committee determined to be independent from TCF, is TCF’s independent executive compensation consultant. FW Cook reports directly to the Compensation Committee, which retains the sole authority to hire or terminate FW Cook, approve its professional fees, determine the nature and scope of services, and evaluate performance. Representatives of FW Cook attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee between meetings as necessary. The Compensation Committee makes all final decisions with respect to compensation matters. FW Cook has been and will only be engaged for compensation-related services performed for the Compensation Committee.

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Analysis of Tools the Compensation Committee Uses

During 2016, the Compensation Committee used a compensation analysis prepared by FW Cook, which analyzed each element of compensation, as well as total compensation and included comparisons to peer data, an incentive compensation risk assessment, tally sheets, and a perquisite report to determine whether the objectives of our executive compensation program are being met. The Compensation Committee reviewed the analyses to ensure that the compensation of each NEO sufficiently depends on our relative financial performance, and made adjustments to compensation as it deemed appropriate.

Compensation Competitiveness Analysis

The Compensation Committee had FW Cook review executive compensation at peer companies. The analysis presented compensation data based on both functional responsibilities (e.g., CFO) as well as pay rank utilizing proxy data. The analysis covered all facets of compensation.

Incentive Compensation Risk Assessment

The Compensation Committee annually reviews an incentive compensation risk assessment of TCF’s incentive compensation plans performed by TCF’s Incentive Compensation Risk Officer.

The purpose of the assessment is to: (i) identify any inherent material risks, (ii) identify individuals with significant influence over those risks (each, a “covered employee”), and (iii) review TCF’s incentive compensation plans to determine whether they incentivize inappropriate risk taking. The assessment for 2016 concluded that TCF’s incentive compensation plans (i) do not incentivize inappropriate risk taking; (ii) maintain an appropriate balance between short- and long-term components; and (iii) provide appropriate mechanisms to downwardly adjust compensation in the event excessive risk is undertaken by a covered employee.

Tally Sheets

The Compensation Committee reviews tally sheets annually to determine the total compensation that each NEO would receive in the event of various termination and change in control scenarios, and include amounts that would be paid to each NEO under employment agreements and outstanding equity award agreements.

Peer Groups

The 2016 Peer Group consists of all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of September 30, 2015 that reported a full year of fiscal 2016 earnings results by February 15, 2017:

2016 Peer Group
• Associated Banc-Corp	• First National of Nebraska, Inc.	• Sterling Bancorp
• Astoria Financial Corporation	• F.N.B. Corporation	• SVB Financial Group
• BancorpSouth, Inc.	• Fulton Financial Corporation	• Synovus Financial Corp.
• Bank of Hawaii Corporation	• Hancock Holding Company	• Texas Capital Bancshares, Inc.
• BankUnited, Inc.	• Hilltop Holdings, Inc.	• TFS Financial Corporation
• BOK Financial Corporation	• IBERIABANK Corporation	• Trustmark Corporation
• Cathay General Bancorp	• Investors Bancorp, Inc.	• UMB Financial Corporation
• Central Bancompany, Inc.	• MB Financial, Inc.	• Umpqua Holdings Corporation
• Commerce Bancshares, Inc.	• New York Community Bancorp, Inc.	• United Bankshares, Inc.
• Cullen/Frost Bankers, Inc.	• Old National Bancorp	• Valley National Bancorp
• East West Bancorp, Inc.	• PacWest Bancorp	• Washington Federal, Inc.
• EverBank Financial Corp	• People’s United Financial, Inc.	• Webster Financial Corporation
• First BanCorp	• Popular, Inc.	• Western Alliance Bancorporation
• First Citizens BancShares, Inc.	• PrivateBancorp, Inc.	• Wintrust Financial Corporation
• First Horizon National Corporation	• Prosperity Bancshares, Inc.
• Flagstar Bancorp, Inc.	• Signature Bank

Our stockholders have consistently commented that our peer group, which has included approximately 50 peers annually, was large compared to peer banks which averaged using fewer than 20 peers. As a result, TCF’s Compensation Committee decided to take a more qualitative approach to the selection of the 2017 Peer Group and identify a smaller peer group made up of those banks with assets between $10 billion and $50 billion which are most similar to TCF. To accomplish this, each of these companies was then compared against TCF based on key metrics including assets; market capitalization; revenue; balance sheet composition; branch and employee profile; and net interest margin. Each peer received a score for each metric based upon numerical criteria.

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The 2017 Peer Group was determined in accordance with this process and included the 21 highest scoring peers, and will include all of the following institutions provided that they report a full year of fiscal 2017 results by February 15, 2018:

2017 Peer Group
• Associated Banc-Corp	• First Citizens BancShares, Inc.	• Synovus Financial Corp.
• BancorpSouth, Inc.	• First Horizon National Corporation	• UMB Financial Corporation
• Bank of the Ozarks, Inc.	• First National of Nebraska, Inc.	• Umpqua Holdings Corporation
• Cathay General Bancorp	• Fulton Financial Corporation	• United Bankshares, Inc.
• Chemical Financial Corporation	• Hancock Holding Company	• Valley National Bancorp
• Commerce Bancshares, Inc.	• IBERIABANK Corporation	• Webster Financial Corporation
• F.N.B. Corporation	• MB Financial, Inc.	• Wintrust Financial Corporation

Our total assets as of September 30, 2016 are at approximately the median of the 2017 Peer Group, and our YTD revenue was at the high end of the 2017 Peer Group, both as shown below:

Key 2016 and Early 2017 Compensation Events

All key decisions by the Compensation Committee regarding executive compensation for 2016 were made prior to the 2016 Say on Pay vote. During 2016 and early 2017, the Compensation Committee took the following actions which are further detailed below:

•	Granted long-term incentive awards in both 2016 and 2017 to Mr. Dahl equal to 162% , and to each other NEO equal to 125% of base salary at target performance, split equally between time-based restricted stock and performance-based restricted stock units (“RSUs”);
•	Granted annual cash incentive awards in both 2016 and 2017 to Mr. Dahl not to exceed 200% of base salary and each other NEO not to exceed 150% of base salary, split equally between company achievement of relative ROTCE and relative ROA performance;
•	In January 2016, in connection with additional duties assumed as part of TCF’s realignment, the Compensation Committee increased the base salaries for Messrs. Maass, Henak and Jones to $330,000, $475,000, and $550,000 annually, respectively;
•	In April 2016, granted 40,000 shares of time-based restricted stock to Mr. Henak, who was not then an NEO, in connection with his promotion to Executive Vice President , Wholesale; and
•	Effective January 1, 2017, in consultation with TCF’s compensation consultant and in furtherance of TCF’s compensation philosophy to provide competitive compensation designed to attract and retain executives, increased the base salaries to the following levels: Dahl – $900,000; Maass - $370,000; Henak - $495,000; Jones - $560,000; and Jasper - $560,000. Each of these compensation changes is further described below under each individual’s compensation summary.

2016 Annual Cash Incentive

In January 2016, the Compensation Committee approved the 2016 Management Incentive Plan (“MIP”), effective for services beginning on January 1, 2016 for certain executives, including each NEO. Under the 2016 MIP, each NEO, other than Mr. Dahl, was eligible to receive an annual cash incentive award not to exceed 150% of base salary based on the achievement of performance goals described below. Mr. Dahl, as CEO, was eligible to receive an annual cash incentive award not to exceed 200% of his base salary.

The Compensation Committee, as it had in 2015, selected relative ROTCE and relative ROA as the performance criteria because they are commonly used by stockholders and investment professionals when making investment decisions and evaluating our performance with that of our peers. Each performance goal represents 50% of the total award and each is evaluated independently of the other. The Compensation Committee believes that these performance goals measure the key operational performance metrics of TCF against the 2016 Peer Group. The Compensation Committee believes that measuring performance relative to peers which are of similar size and subject to similar macroeconomic factors and regulatory requirements provides better insight into management performance.

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The Compensation Committee established threshold, target, and maximum targets and corresponding award opportunities for the eligible NEOs expressed as a percentage of base salary paid during the fiscal year, as follows:

	Payout as a Percentage		Payout as a Percentage		Payout as a Percentage
	of Base Salary – ROTCE		of Base Salary – ROA		of Base Salary – Total
	NEOs		NEOs		NEOs		Payout as a
	(other than		(other than		(other than		Percentage of
	Dahl)	Dahl	Dahl)	Dahl	Dahl)	Dahl	Target
Threshold	18.75%	25%	18.75%	25%	37.5%	50%	50%
Target	37.50%	50%	37.50%	50%	75.0%	100%	100%
Maximum	75.00%	100%	75.00%	100%	150.0%	200%	200%

Under the 2016 MIP, participants were eligible to receive annual cash incentive awards (i) not to exceed 150% of base salary for each NEO other than Mr. Dahl and (ii) not to exceed 200% of base salary for Mr. Dahl based on the following performance criteria:

•	ROTCE: Each participant was eligible to receive a cash incentive of an amount determined as follows:
	–	Threshold payout if our ROTCE was at the 35th percentile of the 2016 Peer Group (defined below);
	–	Target payout if our ROTCE was at the 50th percentile of the 2016 Peer Group; or
	–	Maximum payout if our ROTCE was at or above the 80th percentile of the 2016 Peer Group.
•	ROA: Each participant was eligible to receive a cash incentive of an amount determined as follows:
	–	Threshold payout if our ROA was equal to 80% of the average ROA of the 2016 Peer Group for 2016;
	–	Target payout if our ROA was equal to the average ROA of the 2016 Peer Group for 2016; or
	–	Maximum if our ROA was equal to or above 120% of the average ROA of the 2016 Peer Group for 2016.

For results between payout levels, the payout was interpolated in a linear fashion, as shown below:

Given the heavily regulated nature of the banking industry and regulatory focus on the impact of executive compensation on organizational risk, the Compensation Committee determined that it was prudent to set the target payout levels for ROTCE and ROA at median or average levels as it did not want to encourage excessive short-term risk taking by our NEOs by overweighting short-term performance at the expense of our long-term growth and performance.

ROTCE represents net income available to common stockholders adjusted for the after-tax effect of intangibles amortization divided into average tangible common equity, which is average total equity less average preferred stock, goodwill, other intangible assets and non-controlling interest in subsidiaries. TCF’s 2016 MIP further provides that TCF’s ROA and ROTCE are calculated excluding extraordinary or non-recurring items as well as the results from any businesses newly acquired or commenced by TCF (or its subsidiaries) during fiscal 2016. As shown above, ROTCE for 2016 was at the 41st percentile, resulting in below target payout, and ROA for 2016 was equal to approximately 110% of the average ROA of the 2016 Peer Group, resulting in above target payout. As a result, Mr. Dahl received a 2016 MIP award of 104.4% of base salary and each other NEO received 78.3% of base salary. The Compensation Committee made no adjustments to ROA and ROTCE.

The Compensation Committee may reduce or eliminate the annual cash incentive award for each executive in its discretion, which could include its subjective evaluation of our performance relative to the 2016 Peer Group or our relative TSR, as well as evaluation of each NEO’s individual performance and risk management considerations. The Compensation Committee believes that its compensation plan, including its mix of both short- and long-term elements, provides appropriate incentives without promoting excessive risk taking.

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2016 Long-term Incentives

Because the Compensation Committee believed the amount remained appropriate and furthered their goals by putting more weight on long-term incentive awards to further align stockholder interests with those of the NEOs, the Compensation Committee applied the same formula as in 2016 in determining the size of each NEO’s long-term incentive, granting a target long-term incentive opportunity to Mr. Dahl of 162% of base salary and a target long-term incentive opportunity to each NEO other than Mr. Dahl of 125% of base salary. The target long-term incentive opportunity for each NEO consisted of 50% time-based restricted stock vesting pro-rata over three years and 50% performance-based RSUs. The Compensation Committee again utilized TSR over a three-year period relative to TCF’s peer group for the vesting of the RSUs because it believed that is a meaningful long-term metric that is important to stockholders. The time-based restricted stock awards vest pro rata on January 1, 2017, 2018, and 2019. All unvested shares will also vest if the executive’s employment is terminated within one year following a “change in control.” All unvested shares will be forfeited upon termination of employment for any other reason.

For the performance-based RSUs granted to each NEO, the Compensation Committee established threshold, target, and maximum targets, and corresponding vesting opportunities expressed as a percentage of base salary:

	Mr. Dahl		Other NEOs
	Payout as a Percentage of Base Salary	Payout as a Percentage of Target	Payout as a Percentage of Base Salary	Payout as a Percentage of Target
Threshold	40.50%	50%	31.25%	50%
Target	81.00%	100%	62.50%	100%
Maximum	121.50%	150%	93.75%	150%

The performance goal for the performance-based RSUs granted in January 2016 is our TSR over the three-year performance period ending December 31, 2018 compared to our 2016 Peer Group, excluding peers which do not remain publicly traded for the full three-year performance period. The Compensation Committee selected relative TSR as the performance metric again because it is a direct measure of stockholder value creation which will increase the alignment of executive and stockholder interests, and was recommended by stockholders during TCF’s engagement process.

The performance-based RSUs will vest as follows:

•	Threshold payout if our TSR for the performance period is at the 25th percentile of the 2016 Peer Group for the performance period;
•	Target payout if our TSR for the performance period is at the 50th percentile of the 2016 Peer Group for the performance period; or
•	Maximum payout if our TSR for the performance period is at or above the 75th percentile of the 2016 Peer Group for the performance period.

For results between payout levels, the payout will be interpolated in a linear fashion, as shown below:

THREE-YEAR RELATIVE TSR RANKING

For levels below threshold, no units will vest. Given the heavily regulated nature of the banking industry and regulatory focus on the impact of executive compensation on organizational risk, the Compensation Committee determined that it was prudent to set the target payout levels for our three-year TSR at the median level to discourage excessive short-term risk taking by these NEOs to achieve three-year performance targets at the potential expense of our long-term growth and performance.

As discussed below under “William S. Henak,” Mr. Henak also received an award of time–based restricted stock in April 2016. This award will vest pro rata on April 1, 2017, 2018, and 2019.

Following a “change in control” (as defined in the award agreement), all unvested shares will only vest if there is a qualifying termination of employment. The shares of restricted stock, both time - and performance–based, and performance-based RSUs are not entitled to dividends until they vest.

Looking Forward: 2017 Annual Cash Incentive

For 2017, the Compensation Committee again set annual cash incentive awards at the same level for the CEO and for each other NEO as were set in 2016. For 2017, the Compensation Committee, with input from FW Cook, determined that relative ROA and relative ROTCE remain the best metrics to measure TCF’s financial performance.

Looking Forward: 2017 Long-Term Incentives

For 2017, the Compensation Committee again set long-term incentive awards at the same levels, vesting, and with the same targets (in the case of the performance-based RSUs) used in 2016 for the CEO and for each other NEO. The Compensation Committee, with input from FW Cook, determined that relative TSR remains the best metric to measure TCF’s financial performance.

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Craig R. Dahl

Mr. Dahl became the CEO effective January 1, 2016. His key accomplishments in 2016 and related compensation are provided below:

Key Accomplishments
Completed a successful transition to CEO role and restructured TCF’s Executive Team, resulting in strong leadership and continued strong performance
Implemented a management process around TCF’s Four Strategic Pillars, and advanced the One TCF initiative
Consolidated the role of the Chief Risk Officer and Chief Credit Officer and integrated Credit and Risk departments, increasing collaboration and reducing costs
Invested in TCF’s future with new senior management roles in Strategic Planning, Corporate Development, and Market Risk, and continued the investment in our Information Technology talent
Interacted with over 60% of all employees during 2016, providing direct communication regarding TCF’s Four Strategic Pillars and One TCF initiatives

2016 Compensation
Base Salary	$846,923
Annual Cash Incentive	$884,161
Restricted Stock(1)	$1,343,455
Total Compensation	$3,074,539
% Performance-Based	51.2%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2016 and valued at the grant date fair value.

Following his election as CEO, the Compensation Committee entered into a new employment agreement with Mr. Dahl effective January 1, 2016, which provided for a base salary of at least $850,000. As shown below, the Compensation Committee again set Mr. Dahl’s 2017 target compensation at a level that is slightly above the low end of the market range and under the CEO competitive median provided by FW Cook, which is also reflective of the responsiveness of the Compensation Committee and the Board to stockholder concerns regarding executive compensation. Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased Mr. Dahl’s salary to $900,000.

For information regarding Mr. Dahl’s 2016 long-term incentive awards, see “Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives” in this CD&A. For information regarding Mr. Dahl’s employment agreement, see “Executive Compensation – Employment Agreements.”

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Brian W. Maass

Mr. Maass became Chief Financial Officer on January 1, 2016. His key accomplishments in 2016 and related compensation are provided below:

Key Accomplishments
Managed improvement in operating leverage (efficiency ratio decreased 163bps)
Successfully managed to strong levels of liquidity and capital for the organization
Developed strong talent to enable succession planning process
Effectively managed liquidity (deposit growth to support loan growth) while managing costs to limit margin impact

2016 Compensation
Base Salary	$328,678
Annual Cash Incentive	$257,347
Restricted Stock(1)	$402,442
Total Compensation	$988,467
% Performance-Based	46.9%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2016 and valued at the grant date fair value.

In January 2016, the Compensation Committee approved a base salary increase for Mr. Maass to $330,000 in connection with his assumption of the role of Chief Financial Officer. Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review of compensation of Chief Financial Officers of TCF’s peers, the Compensation Committee increased the salary of Mr. Maass to $370,000. The Compensation Committee felt that this adjustment was warranted based on input from Mr. Dahl regarding the performance of Mr. Maass, as well as to further TCF’s compensation goals to retain key talent and provide competitive compensation.

For information regarding Mr. Maass’ 2016 long-term incentive awards, see “Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives” in this CD&A.

William S. Henak

Mr. Henak became Executive Vice President, Wholesale Banking on January 1, 2016 with responsibility over all wholesale business lines, including commercial real estate and business lending, leasing and equipment finance, and inventory finance. His key accomplishments in 2016 and related compensation are provided below:

Key Accomplishments
Successfully assumed newly-created role with responsibility for all of Wholesale Banking, and executed an organization and succession plan for Wholesale Banking segment
Recruited, developed and retained key leadership and key producers in the Wholesale Banking units
Supported key strategic pillars of profitable growth and diversification by increasing Wholesale Banking assets
Delivered strong origination, net income and earning asset growth in Wholesale Banking segment

2016 Compensation
Base Salary	$472,082
Annual Cash Incentive	$369,628
Restricted Stock(1)	$1,101,398
Total Compensation	$1,943,108
% Performance-Based	34.3%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2016 and valued at the grant date fair value.

In January 2016, the Compensation Committee approved a base salary increase for Mr. Henak to $475,000 in connection with his assumption of the role of Executive Vice President, Wholesale Banking, a critical segment of TCF’s business that has grown in importance in recent years.

In April 2016, the Compensation Committee granted to Mr. Henak 40,000 shares of restricted stock. The award will vest pro rata on April 1, 2017, 2018, and 2019. All unvested shares will also vest if Mr. Henak’s employment is terminated within one year following a “change in control” (as defined in the award agreement). All unvested shares will be forfeited upon termination of employment for any reason. The shares of restricted stock are not entitled to dividends until they vest. The size of the award was subjectively determined by the Compensation Committee, with input from Mr. Dahl, based on its consideration of several factors. For information regarding Mr. Henak’s other 2016 long-term incentive awards, see “Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives” in this CD&A.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased the salary of Mr. Henak to $495,000.

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Michael S. Jones

Mr. Jones became Executive Vice President, Consumer Banking on January 1, 2016 with responsibility over all consumer-facing business lines, including retail banking, consumer real estate, and auto finance. His key accomplishments in 2016 and related compensation are provided below:

Key Accomplishments
Exceeded projections with respect to Consumer Banking net income
Grew average deposits, our core funding source, while maintaining a low cost of deposits in a competitive marketplace
Enhanced digital assets and customer experience for retail banking customers
Increased loan product penetration in key markets

2016 Compensation
Base Salary	$549,231
Annual Cash Incentive	$430,035
Restricted Stock(1)	$670,752
Total Compensation	$1,650,018
% Performance Based	46.9%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2016 and valued at the grant date fair value.

In January 2016, the Compensation Committee approved a base salary increase for Mr. Jones to $550,000 in connection with his assumption of the role of Executive Vice President, Consumer Banking. When determining Mr. Jones’ compensation, the Compensation Committee took into consideration the fact that Mr. Jones is a key member of the executive team with extensive experience in all aspects of TCF’s business, including leading Consumer Banking, having worked for the lending businesses, and having served as TCF’s Chief Financial Officer. As a result of his importance to our future, the Compensation Committee believed it was important to place Mr. Jones’ compensation at the higher end of the peer range for similar roles in order to ensure his retention.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased the salary of Mr. Jones to $560,000.

For information regarding Mr. Jones’ 2016 long-term incentive awards, see “Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives” in this CD&A.

Thomas F. Jasper

Mr. Jasper, Vice Chairman since 2012, assumed the additional role of Chief Operating Officer on January 1, 2016 with responsibility over TCF’s functional support areas, including bank operations, finance, investor relations, corporate development, legal and human resources. His key accomplishments in 2016 and related compensation are provided below:

Key Accomplishments
Successfully managed CFO transition
Successfully assumed new COO role and responsibilities and improved function of key organizational areas
Improved Enterprise and Corporate Development functions
Implemented key long-term initiatives related to increased efficiency to support improved TCF operating leverage

2016 Compensation
Base Salary	$550,000
Annual Cash Incentive	$430,637
Restricted Stock(1)	$670,752
Total Compensation	$1,651,389
% Performance-Based	46.9%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2016 and valued at the grant date fair value.

In January 2016, the Compensation Committee approved a base salary increase for Mr. Jasper to $550,000 in connection with his assumption of the role of Executive Vice President, Chief Operating Officer. When determining Mr. Jasper’s compensation, the Compensation Committee took into consideration the fact that Mr. Jasper is a key member of the executive team with extensive experience in all aspects of TCF’s business, including having worked for the lending businesses, led Retail Banking and served as TCF’s Chief Financial Officer. As a result of his importance to our future, the Compensation Committee believed it was important to place Mr. Jasper’s compensation at the higher end of the peer range for similar roles in order to ensure his retention.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased the salary of Mr. Jasper to $560,000.

For information regarding Mr. Jasper’s 2016 long-term incentive awards, see “Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives” in this CD&A.

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Compensation & Governance Best Practices

Recovery (“Clawback”) of Performance-Based Compensation

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) requires recovery of certain compensation from the Principal Executive Officer and the Principal Financial Officer in the event of a restatement of financial results due to misconduct. The Audit Committee is responsible for determining whether annual cash incentive or long-term incentive compensation paid to the Principal Executive Officer or the Principal Financial Officer should be recovered in the event of a restatement. Mr. Dahl’s employment agreement sets forth his obligations to comply with these provisions of Sarbanes-Oxley, if applicable.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) required the SEC to issue rules that require all public companies to adopt additional mandatory clawback policies to recover any incentive-based compensation paid to current and former executive officers based on financial information that was subsequently required to be restated due to material noncompliance with any financial reporting requirements. In 2015 the SEC issued proposed rules, however there are a number of areas addressed by the proposed rules that require clarification and will likely result in material changes from the proposed rule issued. As a result, the Compensation Committee believes it is appropriate to await comprehensive final rules and subsequent changes to the NYSE listing standards before it adopts a clawback policy. Mr. Dahl’s employment agreement sets forth his obligations to comply with these provisions of Dodd-Frank, when applicable.

Compensation Policies and Practices as They Relate to Risk Management

On an annual basis, the Compensation Committee performs a review of our incentive compensation policies and practices for senior executive officers and others, individually or in the aggregate, who may have the potential to expose us to material levels of risk. The Compensation Committee bases this review in part on an analysis of such compensation arrangements by our incentive compensation risk officer. The analysis and the Compensation Committee’s review consider, among other things, the balance between short- and long-term components of incentive compensation for the senior executive officers, the factors used to determine eligibility for annual cash incentive awards, terms of vesting for long-term incentive awards to the senior executive officers, risk management considerations, and how these elements relate to our most significant risks. In the case of senior executive officers, the Compensation Committee places significant reliance on its ability to reduce or withhold an award if it determines that the executive incurred excessive risk. Based on these reviews, the Compensation Committee determined that the risks arising from our incentive compensation arrangements, and compensation policies and practices in general, are not reasonably likely to have a material adverse effect on TCF.

Annual Perquisite Report

The Compensation Committee annually reviews a report of executive perquisites. The Compensation Committee uses the report to determine, in its own judgment, whether perquisites for our executives are reasonable. The Compensation Committee will reduce or eliminate any perquisite if it is determined that the perquisite, or total perquisites, are excessive based on its judgment and understanding of industry norms.

Stock Ownership Guidelines for NEOs

On January 17, 2012, the Board adopted Stock Ownership Guidelines for the Directors, the CEO, the other NEOs and certain other executives. The Stock Ownership Guidelines provide that the CEO is expected to own shares of TCF common stock worth an amount equal to five times his base salary and each other NEO is expected to own shares of TCF common stock equal to three times his base salary.

All shares of TCF common stock owned directly or indirectly by an NEO will be considered in determining whether the Stock Ownership Guidelines have been met, including restricted stock (vested and unvested) and shares held in the 401(k) Plan and SERP. Stock options will not count towards the Stock Ownership Guidelines. The shares of TCF common stock are valued at the higher of fair market value or the executive’s cost basis.

Each NEO has until the fifth anniversary of his or her appointment to an executive officer position to reach the applicable target ownership level. The stock ownership guidelines are currently applicable to each executive officer other than Messrs. Maass and Henak, who have until January 1, 2021 to reach their target ownership level. The Compensation Committee is responsible for monitoring the application of the Stock Ownership Guidelines and prepare s and deliver s a report to the Board annually. Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines as determined by the Compensation Committee, may result in an individual being required to retain all net shares obtained through equity awards . As of the Record Date, each NEO other than Mr. Maass owned a sufficient number of shares of TCF common stock to be in compliance with the Stock Ownership Guidelines. It is expected that Mr. Maass will own sufficient shares in advance of the January 2021 compliance deadline applicable to him.

The Compensation Committee adopted the Stock Ownership Guidelines because it believes that it is in our and our stockholders’

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best interests to further align the long-term financial interests of executive management with those of our stockholders by encouraging stock ownership among our executives. The Board believes that executive stock ownership demonstrates a long-term commitment to our growth and profitability.

Our Insider Trading Policy prohibits Directors and employees, including executive officers, from hedging the economic risk of ownership of any TCF securities they own, and requires prior approval from the General Counsel before any Director or employee, including executive officers, pledges any TCF securities.

Executive Severance Policy

TCF has enacted an Executive Severance Policy that applies to all executive officers of TCF and limits amounts payable under future severance agreements to 2.99 times the sum of the executive’s salary and target bonus unless stockholder approval is received. The Executive Severance Policy is available on our website at https://tcfbank.com/About-TCF/Corporate-Governance-Executive-Officer-Severance-Policy. Mr. Dahl’s new employment agreement described below under “Executive Compensation – Employment Agreements – Current CEO and Other NEOs” complies with this policy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in TCF’s Proxy Statement.

BY THE COMMITTEE:

Vance K. Opperman, Chair
Peter Bell
William F. Bieber
Theodore J. Bigos
Karen L. Grandstrand
Roger J. Sit

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Executive Compensation

Summary Compensation Table

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the NEOs in 2016, 2015, and 2014.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)(3)	($)(5)	($)
Craig R. Dahl	2016	$846,923	$—	$1,343,455	$—	$884,161	$1,293	$93,564	$3,169,396
Director, Vice Chairman,	2015	648,846	—	801,525	—	647,003	—	120,833	2,218,207
President, and CEO	2014	550,000	—	—	—	1,100,000	5,214	121,785	1,776,999
Brian W. Maass(4)	2016	328,678	—	402,442	—	257,347	—	40,139	1,028,606
Executive Vice President and	2015	—	—	—	—	—	—	—	—
Chief Financial Officer	2014	—	—	—	—	—	—	—	—
William S. Henak(4)	2016	472,082	—	1,101,398	—	369,628	—	57,330	2,000,438
Executive Vice President,	2015	—	—	—	—	—	—	—	—
Wholesale Banking	2014	—	—	—	—	—	—	—	—
Michael S. Jones	2016	549,231	—	670,752	—	430,035	—	93,764	1,743,782
Executive Vice President,	2015	467,212	—	2,006,074	—	514,018	—	102,398	3,089,702
Consumer Banking	2014	324,808	—	387,620	—	650,000	—	59,708	1,422,136
Thomas F. Jasper	2016	550,000	—	670,752	—	430,637	—	67,958	1,719,347
Director, Vice Chairman, and	2015	550,000	—	678,203	—	547,464	—	125,784	1,901,451
Chief Operating Officer	2014	550,000	—	—	—	1,100,000	4,379	124,300	1,778,679
(1)	The amount shown is the aggregate grant date fair value and does not reflect compensation actually received by the NEO. The amount consists of time- and performance-based restricted stock and performance-based RSU awards at grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of the 2016 performance-based RSU awards are based on the target payout under the awards. Assuming maximum payout on the RSU awards, total stock compensation to Messrs. Dahl, Maass, Henak, Jones, and Jasper would have been valued at $1,687,707, $505,565, $1,249,835, $842,628, and $842,628, respectively. None of the restricted stock or RSU awards are entitled to dividends until the awards vest. TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 15 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Non-equity incentive plan compensation represents any awards in recognition of achievement of performance goals under TCF’s MIP for the applicable year. The awards for each NEO are further described in the CD&A under “2016 Payment of Named Executive Officers - Key 2016 and Early 2017 Compensation Events – 2016 Annual Cash Incentive.”
(3)	Amounts shown reflect only the change in pension value, since there were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans. Messrs. Maass and Jones joined the Company after June 30, 2004 and therefore are not participants in the Pension Plan. Although the amounts shown for Messrs. Henak, and Jasper are zero for 2016, the actual change in pension value for each was $(100), and $(285), respectively. Pay credits to the Pension Plan were discontinued effective April 1, 2006. However, interest credits continue to be credited.
(4)	Messrs. Maass and Henak were not NEOs prior to 2016.
(5)	Amounts shown in the “All Other Compensation” column for 2016 consist of the following:
		Employer Matching Contributions
Name	Perquisites(a)	401(k) Plan(b)	SERP(b)	Total
Dahl	$18,868	$13,188	$61,508	$93,564
Maass	$14,998	$13,250	$11,891	$40,139
Henak	$13,183	$13,250	$30,897	$57,330
Jones	$40,602	$13,250	$39,912	$93,764
Jasper	$13,085	$2,115	$52,758	$67,958
(a)	All of the NEOs were eligible to receive the following perquisites, none of which individually exceeded the greater of $25,000 or ten percent of the NEO’s total perquisites in 2016, except as set forth below: executive tax service, personal use of club memberships, incentive trips, personal use of company car or car allowance, personal use of company aircraft, and executive physicals. Messrs. Dahl and Jones received personal use of company aircraft in the amount of $11,632 and $16,223, respectively (calculated on a pre-tax basis). These amounts are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expense, on-board catering expense, landing fees, trip-related hangar/parking costs, and smaller variable costs. In the event that a family member or guest accompanied him on a flight, the above amount also includes any incremental costs, such as on-board catering costs that may be associated with such travel.
(b)	TCF matches employee contributions up to 5% of the employee’s salary up to IRS limitations. The balance of the employer matching contributions in 2016 was made to the SERP.

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Employment Agreements

Provisions of the employment agreement of Mr. Dahl, the only executive with an employment agreement, are described below under “Executive Compensation – Employment Agreements.”

Amount of Salary and Bonus in Proportion to Total Compensation

The relationship of salary to the NEOs’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and grant date fair value of long-term awards, as discussed in the CD&A.

Grants of Plan-Based Awards in 2016

The following table shows plan-based awards granted to the NEOs in 2016:

									All Other
									Stock Awards:	Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Fair Value of
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Award			Shares of	Stock
	Grant		Threshold	Target	Max	Threshold	Target	Max	Stock	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Dahl	01/21		$317,596	$635,192	$1,270,385	—	—	—	—	—
	01/21		—	—	—	—	—	—	57,161	654,951
	01/21	(2)	—	—	—	28,581	57,161	85,742	—	688,504
Maass	01/21		123,254	246,509	493,017	—	—	—	—	—
	01/21		—	—	—	—	—	—	17,123	196,195
	01/21	(2)	—	—	—	8,562	17,123	25,685	—	206,247
Henak	01/21		177,031	354,061	708,123	—	—	—	—	—
	01/21		—	—	—	—	—	—	24,647	282,405
	01/21	(2)	—	—	—	12,324	24,647	36,971	—	296,873
	04/26		—	—	—	—	—	—	40,000	522,120
Jones	01/21		205,962	411,923	823,846	—	—	—	—	—
	01/21		—	—	—	—	—	—	28,539	327,000
	01/21	(2)	—	—	—	14,270	28,539	42,809	—	343,752
Jasper	01/21		206,250	412,500	825,000	—	—	—	—	—
	01/21		—	—	—	—	—	—	28,539	327,000
	01/21	(2)	—	—	—	14,270	28,539	42,809	—	343,752
(1)	Represents range of possible payments for each NEO under the 2016 MIP made under the TCF Performance-Based Compensation Policy. The awards for each NEO are described in the CD&A under “2016 Payment of Named Executive Officers - Key 2016 and Early 2017 Compensation Events – 2016 Annual Cash Incentive.” The actual amount earned is presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Represents awards of performance-based RSUs made to each NEO on January 21, 2016 under the TCF Financial 2015 Omnibus Incentive Plan (the “Omnibus Plan”). The awards are eligible to vest based on TCF’s TSR as compared to peers following the performance period which ends on December 31, 2018. The awards are further described in the CD&A under “2016 Payment of Named Executive Officers - Key 2016 and Early 2017 Compensation Events – 2016 Long-Term Incentives.”
(3)	Awards represent grants of time-based restricted stock made under the Omnibus Plan. The awards vest pro-rata on January 1, 2017, 2018, and 2019. Mr. Henak also received an award in April 2016 which will vest pro-rata on April 1, 2017, 2018, and 2019. The material terms of these awards are described in the CD&A under the heading “2016 Payments of Named Executive Officers – Key 2016 and Early 2017 Compensation Events – 2016 Long-term Incentives.” The shares of restricted stock are not entitled to dividends until the awards vest.
(4)	The per share grant date fair values of the time-based restricted stock, and performance-based RSU awards, respectively, computed in accordance with FASB ASC Topic 718 are as follows: Mr. Dahl, $11.458 and $12.045; Mr. Maass, $11.458 and $12.045; Mr. Henak, $11.458, $12.045, and $13.053; Mr. Jones, $11.458 and $12.045; and Mr. Jasper, $11.458 and $12.045. The performance-based RSUs and performance-based restricted stock are valued based on the probable outcome of the performance conditions, payout at the target level.

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Outstanding Equity Awards at December 31, 2016

The following table shows all equity awards that were outstanding at December 31, 2016 for each NEO:

			Option Awards				Stock Awards
									Equity	Equity Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market or
									Number of	Payout Value
							Number of	Market Value	Unearned	of Unearned
			Number of Securities				Shares or	of Shares or	Shares, Units	Shares, Units or
			Underlying Unexercised		Option		Units of Stock	Units of Stock	or Other Rights	Other Rights
			Options		Exercise	Option	That Have Not	That Have	That Have Not	That Have
	Year of		(#)		Price	Expiration	Vested	Not Vested	Vested	Not Vested
Name	Award		Exercisable(1)	Unexercisable	($)	Date	(#)(2)	($)(3)	(#)	($)(3)
Dahl	2008		225,000	—	$15.75	1/22/2018	—	$—	—	$—
	2012	(4)	—	—	—	—	—	—	125,000	2,448,750
	2015		—	—	—	—	18,602	364,413	—	—
	2015	(5)	—	—	—	—	—	—	13,951	273,300
	2016		—	—	—	—	57,161	1,119,784	—	—
	2016	(6)	—	—	—	—	—	—	57,161	1,119,784
Maass	2013		—	—	—	—	2,500	48,975	—	—
	2014		—	—	—	—	7,500	146,925	—	—
	2015		—	—	—	—	20,000	391,800	—	—
	2016		—	—	—	—	17,123	335,440	—	—
	2016	(6)	—	—	—	—	—	—	17,123	335,440
Henak	2012		—	—	—	—	7,500	146,925	—	—
	2013		—	—	—	—	6,000	117,540	—	—
	2014		—	—	—	—	10,000	195,900	—	—
	2015		—	—	—	—	10,000	195,900	—	—
	2016		—	—	—	—	24,647	482,835	—	—
	2016		—	—	—	—	40,000	783,600	—	—
	2016	(6)	—	—	—	—	—	—	24,647	482,835
Jones	2012		—	—	—	—	25,000	489,750	—	—
	2012	(4)	—	—	—	—	—	—	50,000	979,500
	2014		—	—	—	—	25,000	489,750	—	—
	2015		—	—	—	—	10,732	210,240	—	—
	2015	(5)	—	—	—	—	—	—	8,049	157,680
	2015		—	—	—	—	50,000	979,500	—	—
	2015	(5)	—	—	—	—	—	—	2,625	51,424
	2015	(4)	—	—	—	—	—	—	50,000	979,500
	2016		—	—	—	—	28,539	559,079	—	—
	2016	(6)	—	—	—	—	—	—	28,539	559,079
Jasper	2008		141,000	—	15.75	1/22/2018	—	—	—	—
	2012	(4)	—	—	—	—	—	—	125,000	2,448,750
	2015		—	—	—	—	15,740	308,347	—	—
	2015	(5)	—	—	—	—	—	—	11,805	231,260
	2016		—	—	—	—	28,539	559,079	—	—
	2016	(6)	—	—	—	—	—	—	28,539	559,079
(1)	Represents stock options that vested pro-rata in two installments on January 1, 2011 and 2012.
(2)	Represents restricted stock awards that vest as follows: the 2012 award to Mr. Jones vested on January 1, 2017; the 2012 award to Mr. Henak will vest on April 1, 2017; the 2013 awards to Messrs. Maass and Henak will vest on April 1, 2018; the 2014 award to Mr. Jones will vest on February 1, 2019; the 2014 awards to Messrs. Maass and Henak will vest on April 1, 2019; the 2015 awards to Messrs. Dahl, Jones (10,732 remaining shares), and Jasper vest pro-rata on January 1, 2016, 2017, and 2018; the 2015 award to Mr. Jones (50,000 shares) will vest on April 1, 2018; the 2015 awards to Messrs. Maass and Henak will vest April 1, 2020; the 2016 awards to Messrs. Dahl, Maass, Henak (24,647 shares), Jones, and Jasper will vest pro-rata on January 1, 2017, 2018, and 2019; and the 2016 award to Mr. Henak (40,000 shares) will vest pro-rata on April 1, 2017, 2018, and 2019.
(3)	Market or payout value was determined using the year-end closing stock price of $19.59 per share.
(4)	Represents the unvested portion of the 2012 performance-based restricted stock awards to Messrs. Dahl, Jones, and Jasper that will vest following the first consecutive four-quarter period beginning after June 30, 2014 that return on average assets (as defined in the TCF Financial Incentive Stock Program (the “Incentive Stock Program”)) averages at least 1.2%. Upon vesting, 50% of the shares will be immediately distributed to the recipient, while the remaining 50% of the shares will remain in the TCF Employees Deferred Stock Compensation Plan (the “Deferred Stock Plan”) until the earlier of (i) two years from the date of vesting and (ii) the occurrence of either a change in control of TCF, or the death or disability of the NEO. Also, represents the 2015 performance-based restricted stock award to Mr. Jones that will vest following the first consecutive four-quarter period beginning after March 31, 2015 that return on average assets (as defined in the Incentive Stock Program) averages at least 1.2%.
(5)	Represents awards of performance-based RSUs that will vest based on TCF’s total stockholder return as compared against the 2015 Peer Group over the three-year performance period ending December 31, 2017 for Messrs. Dahl, Jones (8,049 units), and Jasper, and March 31, 2018 for Mr. Jones (2,625 units). Awards are included at the threshold level of performance based on the below-threshold performance under the terms of the award over the two year period ended December 31, 2016.
(6)	Represents awards of performance-based RSUs that will vest based on TCF’s total stockholder return as compared against the 2016 Peer Group over the three-year performance period ending December 31, 2018. Awards are included at the target level of performance based on above-threshold performance under the terms of the award over the one year period ended December 31, 2016.

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Option Exercises and Stock Vested in 2016

The following table shows information for option exercises and vesting of stock awards in 2016:

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
	Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Dahl	—	$ —	28,442	$ 404,445
Maass	—	—	6,668	94,819
Henak	—	—	20,000	242,700
Jones	—	—	11,365	149,100
Jasper	—	—	27,011	384,096
(1)	Amounts reflect the market value of TCF common stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the average of the high and low sales prices on the NYSE for TCF common stock on the vesting date.

Pension Benefits in 2016

The following table shows information on the defined benefit pension plan benefits of the NEOs:

			Present Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)
Dahl	Pension Plan	5.75	$ 76,313	$ —
Maass(3)	—	—	—	—
Henak	Pension Plan	5.25	62,636	—
Jones(3)	—	—	—	—
Jasper	Pension Plan	3.25	24,539	—
(1)	The number of years of credited service may be less than actual years of service with TCF or its subsidiaries because either the plan was not in effect or was frozen sometime during the NEO’s tenure with TCF or its subsidiaries. None of the NEOs was given credited service other than for their actual years of service with TCF or its subsidiaries.
(2)	All values shown are determined using interest rate and mortality assumptions consistent with those used in the Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2016.
(3)	Messrs. Maass and Jones joined TCF after June 30, 2004 and therefore are not participants in the Pension Plan.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for all employees hired prior to July 1, 2004. Pay credits to the plan were discontinued as of April 1, 2006. At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits. Benefits were accrued under the cash balance formula in effect since September 1, 1990, as described below.

Cash Balance Formula Accruals

Benefits have been provided under a cash balance formula since September 1, 1990. Pay credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts periodically. Pay credits were discontinued effective April 1, 2006.

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The following table reflects the pay credits that were in effect for the periods indicated above each column:

	Applicable Percentage
	Sept. 1, 1990	Jan. 1, 2002	Jan. 1, 2004	Jan. 1, 2005	Jan. 1, 2006	Beginning on
Sum of the Participant’s age plus years	prior to	prior to	prior to	prior to	prior to	or after
of service on the last day of the month	Jan. 1, 2002	Jan. 1, 2004	Jan. 1, 2005	Jan. 1, 2006	April 1, 2006	April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	2.5%	—
Under 34	2.5%	2.5%	—	2.5%	2.5%	—
Under 36	2.5%	2.5%	—	—	2.5%	0.0%
Under 38	2.5%	2.5%	—	—	—	—
Under 40	2.5%	—	—	—	—	—
30 but less than 32	—	—	2.6%	—	—	—
32 but less than 34	—	—	2.7%	—	—	—
34 but less than 36	—	—	2.8%	2.6%	—	—
36 but less than 38	—	—	2.9%	2.7%	2.6%	0.0%
38 but less than 40	—	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25% and rounded to the nearest quarter of a percent.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment. Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the 401(k). Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65. A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service. A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service. In either case, distribution of the cash balance account balance can occur immediately upon termination. The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution. The normal payment form is the life-only annuity. A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime. Mr. Dahl is currently eligible for early retirement under the Pension Plan. Additionally, an active employee is eligible for distributions beginning at age 62.

The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the projected account balance at age 65 (projected with interest credits only). The value of the accumulated benefit was determined using assumptions consistent with those used for 2016 financial reporting purposes under FASB ASC Topic 715, “Compensation – Retirement Benefits” (“Topic 715”) unless otherwise directed by Regulation S-K. Some of those assumptions are as follows:

•	Benefits were assumed to commence at age 65;

•	The assumed form of payment at distribution was the lump sum option;

•	All benefits and present values are determined as of December 31, 2016, the Topic 715 measurement date;

•	The discount rate used to determine present values was 3.60% at December 31, 2016;

•	The rate of future interest credits used was a select and ultimate assumption starting at 1.75% for 2016 and phasing to 3.5% for 2019 and beyond. For 2015, the rate was 2.0%; and

•	No pre-retirement mortality, termination, retirement, or disability was assumed.

See Note 16 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2016 for additional information regarding TCF’s accounting policy and assumptions for employee benefit plans.

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Nonqualified Deferred Compensation in 2016

The following table shows certain information for TCF’s nonqualified account-type plans for the NEOs. The SERP shown below is a nonqualified supplemental program for the 401(k) Plan, a plan which is a qualified tax or deferred plan under Section 401(k) of the Code. The TCF contributions shown in the table for the SERP are matching contributions which are made at the same rate as under the 401(k) Plan . For further information about this plan , refer to the CD&A under “2016 Compensation of Named Executive Officers – Other Forms of Compensation – 401(k) Plan and SERP.” The Deferred Stock Plan provides the NEOs with supplemental retirement benefits by deferring certain transfers of TCF common stock awarded to them previously under the terms of the Incentive Stock Program.

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at December 31, 2016 ($)(4)
Dahl	SERP	$114,454	$61,508	$464,686	$(22,026)	$1,545,443
	Deferred Stock Plan	—	—	941,431	(866,681)	3,428,250
Maass	SERP	8,883	11,891	18,387	(718)	65,815
Henak	SERP	46,689	30,897	169,049	(5,125)	825,016
Jones	SERP	40,303	39,912	118,832	(5,210)	390,660
	Deferred Stock Plan	—	—	262,625	(349,570)	979,500
Jasper	SERP	289,848	52,758	238,322	(6,965)	1,317,184
	Deferred Stock Plan	—	—	1,260,642	(873,922)	4,503,670

(1)	The amounts shown in this column are reported as compensation in the Summary Compensation Table.
(2)	Consists of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, primarily TCF common stock. There were no above-market or preferential earnings or appreciation in 2016 or previous years.
(3)	Consists of dividend equivalents on deemed investments in TCF common stock and distributions of vested shares from the Deferred Stock Plan which were included for each participant in the Summary Compensation Table in the years granted. The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this table.
(4)	Includes aggregate salary and matching contributions to the SERP reported as compensation in the Summary Compensation Table for years prior to 2016 in the following amounts: Mr. Dahl, $867,619; Mr. Maass, $0; Mr. Henak, $0; Mr. Jones, $180,335; and Mr. Jasper, $633,473.

Material Information Regarding the SERP

•	The NEOs’ covered compensation and contributions under the 401(k) Plan are subject to certain limits imposed by the IRS. The SERP allows NEOs to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the 401(k) Plan and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the 401(k) Plan on their contributions up to 5% of pay.

•	Employee contributions to the SERP may be invested, at the employee’s election, in the same investment choices that are available in the 401(k) Plan. Employer matching contributions to the SERP are invested 100% in TCF common stock.

•	The amounts allocated to the accounts of each of the NEOs primarily consist of deemed TCF common stock. Earnings on deemed TCF common stock investments in the plan during 2016 consisted of $0.30 per share in dividend equivalents and appreciation during 2016 of $5.47 per share. Dividend-equivalent distributions are made from the SERP at the same time and at the same rate as to holders of TCF common stock generally.

•	Distributions from the SERP generally occur in a lump sum in the event of death, disability, or no sooner than six months after the termination of employment. Participants may also elect to receive a lump sum distribution on a date certain or in the event of a change in control, or may receive a series of annual payments following termination.

•	Deemed investments in TCF common stock selected by the NEOs generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment, either in a lump sum six months thereafter or in annual installments, as elected by the participant.

Material Information Regarding the Deferred Stock Plan

•	There were no contributions to the Deferred Stock Plan in 2016.

•	The accounts of the NEOs are deemed to be invested in shares of TCF common stock. Distributions are made in-kind in the form of TCF common stock.

•	Distributions are made in accordance with the terms of the restricted stock agreements applicable to the shares that have been deferred into the Deferred Stock Plan.

•	TCF’s cost of the Deferred Stock Plan in 2016 was $55,529 for record keeper and trustee expenses.

•	Shares of restricted stock contributed to the Deferred Stock Plan are not entitled to dividends until they vest.

•	TCF has established a trust fund to accumulate assets for the payment of benefits as they come due.

•	At December 31, 2016, the total investment in TCF common stock under the Deferred Stock Plan was 2,350,732 shares valued at $46,050,849.

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Potential Payments Upon Termination or Change in Control

Non-Change in Control Termination-Related Payments

Mr. Dahl had an employment agreement in effect at December 31, 2016. The following table sets forth the general estimated distributions that would have been made by TCF to Mr. Dahl in the event of a termination of employment not involving a change in control of the Company on December 31, 2016.

Type of Termination	Salary Payout(1)	Restricted Stock(2)	Stock Options(3)	Total(4)
By Company Without Cause	$2,141,346	$—	$—	$2,141,346
By Executive for Good Reason	$2,141,346	$—	$—	$2,141,346
By Executive – Voluntary	$16,346	$—	$—	$16,346
By Executive – Retirement	$16,346	$—	$—	$16,346
By Company With Cause	$16,346	$—	$—	$16,346
Death or Disability	$16,346	$—	$—	$16,346

(1)	For a termination by the Company without Cause or by Mr. Dahl for Good Reason, the amount includes earned but unpaid salary as of December 31, 2016, and a payment of two and one-half times his base salary. The last pay date in 2016 was December 23, 2016. For all other terminations (including by death or disability), the amount includes only earned but unpaid salary as of December 31, 2016. All amounts in this column would be payable in a lump sum payment.
(2)	There would be no accelerated vesting of restricted stock awards upon termination absent a change in control. The unvested portion of the 2012 performance-based restricted stock awards would have been forfeited by Mr. Dahl if he ceased to be employed as an executive officer of the Company. The amounts in this column do not include any value for vested deferred shares held in the Deferred Stock Plan.
(3)	All stock options as of December 31, 2016 have vested and are exercisable through January 22, 2018.
(4)	In addition to the payments indicated, Mr. Dahl would be entitled to receive upon employment termination accumulated and vested benefits under the 401(k) Plan, SERP, Deferred Stock Plan, the Pension Plan, and continuation of benefits available to employees generally, as described in the CD&A under “2016 Compensation of Named Executive Officers – Other Forms of Compensation,” as well as monthly premiums for COBRA coverage for up to 12 months as described below under “Employment Agreements“. There is no enhancement or acceleration of these benefits upon any of the triggering events.

Except as set forth above, NEOs generally forfeit all outstanding unvested: (i) restricted stock awards; (ii) RSU awards; and (iii) stock options upon a termination absent a change in control, except in the case of retirement, death or disability for certain awards (as provided in individual award agreements). Each NEO would be entitled to receive payment of earned but unpaid salary as of December 31, 2016, as well as accumulated and vested benefits under the 401(k) Plan, SERP, Deferred Stock Plan, and the Pension Plan, as described in the CD&A under “2016 Compensation of Named Executive Officers – Other Forms of Compensation.” NEOs are not entitled to ongoing perquisites after termination of employment, but are entitled to continuation benefits coverage available to TCF employees generally. Additionally, in connection with the receipt of certain awards (as provided in individual award agreements), the NEOs would have been subject to non-solicitation, non-hire and confidentiality restrictions for the duration of their employment and for a period of 12 months thereafter. Mr. Dahl would have been subject to a two-year non-compete and non-solicitation agreement in connection with a termination following a change in control.

The following table sets forth the general estimated distributions that would have been made by TCF to Messrs. Maass, Henak, Jones, or Jasper in the event of a termination of employment not involving a change in control of the Company due to retirement, death or disability on December 31, 2016:

PAYMENTS DUE UPON RETIREMENT, DEATH OR DISABILITY FOR OTHER NEOS

Name	Salary Payout(1)	Restricted Stock(2)	Stock Options	Total
Maass	$6,346	$249,028	$—	$255,374
Henak	$9,135	$399,769	$—	$408,904
Jones	$10,577	$1,326,831	$—	$1,337,408
Jasper	$10,577	$—	$—	$10,577

(1)	Represents amount of salary earned but unpaid as of December 31, 2016. The last pay date in 2016 was December 23, 2016. Amounts in this column would be payable in a lump sum payment.
(2)	Represents accelerated vesting of restricted stock that would vest pro-rata upon retirement, death or disability. The unvested portion of Mr. Jones’ 2012 performance-based restricted stock award would be forfeited upon retirement, death or disability. The amounts in this column do not include vested deferred shares held in the Deferred Stock Plan. Restricted stock was valued at $19.59 per share, the year-end closing price.

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Payments in the Event of a Change in Control

The table below shows estimated lump sum payments in the event of a change in control effective as of December 31, 2016, irrespective of whether the NEO was also terminated. Actual amounts can only be determined at an actual date of a change in control.

At December 31, 2016, NEOs would have been entitled to vesting of certain unvested stock grants upon a change in control. All equity awards granted since January 1, 2015 include a “double trigger,” such that the awards do not vest upon a change in control unless the NEO’s employment is terminated without Cause within one year following a change in control.

In consideration of benefits under his employment agreement, Mr. Dahl is subject to a two-year non-compete and non-solicitation agreement in connection with a termination upon or following a change in control. Restricted stock awards entered into by NEOs would generally have been subject to a one-year non-solicitation agreement after termination of employment other than a termination by TCF without Cause or a termination by the executive for Good Reason.

ESTIMATED PAYMENTS IN THE EVENT OF A CHANGE IN CONTROL

Name	Salary(1)	Restricted Stock(2)	Stock Options(3)	Total(4)
Dahl(5)	$16,346	$2,448,750	$—	$2,465,096
Maass	$6,346	$—	$—	$6,346
Henak	$9,135	$—	$—	$9,135
Jones	$10,577	$1,959,000	$—	$1,969,577
Jasper	$10,577	$2,448,750	$—	$2,459,327

(1)	Represents the amount of salary earned but unpaid as of December 31, 2016. The last pay date in 2016 was December 23, 2016.
(2)	Represents accelerated vesting of restricted stock that would vest upon a change in control, but does not include “double trigger” restricted stock and RSU awards that will only vest if the NEO is terminated without Cause within one year following the change in control, which are valued as follows: Mr. Dahl, $3,983,773; Mr. Maass, $1,426,299; Mr. Henak, $2,646,952; Mr. Jones, $4,194,219; and Mr. Jasper, $2,399,795. Restricted stock was valued at $19.59 per share, the year-end closing price. The amounts in this column do not include vested deferred shares held in the Deferred Stock Plan.
(3)	All stock options are vested. The grantees would have until the sooner of (i) the expiration of the options, or (ii) one year from the change in control to exercise their stock options.
(4)	In addition to the payments indicated, the NEOs would have been entitled to receive accumulated and vested benefits under the 401(k) Plan, SERP, Deferred Stock Plan, and the Pension Plan following termination, as well as continuation benefits available to employees generally, as reported elsewhere in this proxy statement. Mr. Dahl would also have been entitled to monthly premiums for COBRA coverage for up to 12 months as described below under “Employment Agreements” in the event of a termination following a change in control without Cause or by Mr. Dahl for Good Reason.
(5)	If upon or following a change in control Mr. Dahl would have been terminated by TCF without Cause or would have terminated his employment for Good Reason, he would have received $10.7 million, which includes his restricted stock and RSU awards mentioned above and two and one-half times his salary and bonus, contractually agreed to be equal to his salary.

Definitions of “Change in Control”

For purposes of vesting of awards granted under the Incentive Stock Program, a change in control is generally defined as: (i) the acquisition by a party of 50% or more of the voting stock of TCF’s then-outstanding securities; (ii) a change in a majority of TCF’s Board of Directors over a two-year period (other than if such Directors were nominated by at least two-thirds of the Directors who were Directors at the beginning of the period) ; or (iii) holders of TCF common stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 50% (70% for stock options granted to NEOs) of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change in control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

For purposes of vesting of awards granted under the Omnibus Plan, a change in control is generally defined as: (i) the acquisition by a party of 50% or more of the total fair market value or total voting power of TCF’s stock; (ii) a change in the composition of TCF’s Board such that company-sponsored directors cease to comprise a majority of the Board; (iii) a merger or consolidation of TCF is consummated, other than (a) where following such transaction (x) TCF’s historic stockholders retain at least 50% ownership of the surviving entity or the purchaser and (y) individuals that comprise a majority of the Board prior to the transaction still constitute a majority of the Board thereafter, or (b) a recapitalization whereby no person acquires more than 50% of the voting power of TCF’s then outstanding securities; or (iv) stockholders approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale of all or substantially all of TCF’s assets, other than where following such transaction TCF’s historic stockholders retain at least 50% ownership of the purchaser in substantially the same proportions and individuals that comprise a majority of the Board of TCF prior to the transaction constitute a majority of the Board of the purchaser thereafter.

For purposes of Mr. Dahl’s employment agreement, a change of control is deemed to occur upon: (i) the acquisition by a party of 30% or more of the voting stock of TCF’s then-outstanding securities; (ii) a change in a majority of TCF’s Board of Directors over a two-year period (other than if such Directors were nominated by at least two-thirds of the Directors who were Directors at the beginning of the period, or whose nomination was so approved); or (iii) holders of TCF common stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 70% of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change of control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

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Definitions of “Cause” and “Good Reason”

As of December 31, 2016, “Cause” included: (i) engaging in willful and recurring misconduct in not following the legitimate and legal directions of the Board after fair written warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness after fair written warning; (iv) excessive absence from work which absence is not related to disability, illness, sick leave or vacations after fair written warning; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of the Company after fair written warning.

As of December 31, 2016, “Good Reason” included: (i) any material diminution in the scope of the executive’s authority and responsibility, including Mr. Dahl not being elected Chief Executive Officer of the Company, (provided, however, in the event of any illness or injury which disables the executive from performing his duties, the Company may reassign the executive’s duties to one or more other employees until the executive is able to perform such duties); (ii) a material diminution in the executive’s base compensation (salary, bonus opportunity, benefits or perquisites); (iii) a material change in geographic location at which the executive must perform the services; or (iv) any other action or inaction that constitutes a material breach by the Company of the executive’s agreement. For Mr. Dahl, “Good Reason” also included requiring Mr. Dahl to report to a supervisor other than the Company’s Board of Directors.

Employment Agreements

Craig Dahl

On October 28, 2015, TCF entered into an employment agreement with Mr. Dahl, effective January 1, 2016, in connection with his assumption of the role of CEO of TCF on that date, and will continue through December 31, 2018, pursuant to which he is entitled to receive:

•	An annual salary of at least $850,000;

•	Annual cash incentive opportunity, long-term incentive awards, and perquisites, each at the discretion of the Compensation Committee;

•	Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions; and

•	Severance payment rights as follows:

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	2.5x base salary
Termination by TCF Without Cause Following a Change of Control	2.5x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by the Executive for Good Reason Absent a Change of Control	2.5x base salary
Termination by the Executive for Good Reason Following a Change of Control	2.5x the sum of base salary and annual cash incentive (assumed to equal base salary)

In addition, if Mr. Dahl’s employment is terminated by TCF without Cause or by Mr. Dahl for Good Reason and such termination occurs after the end of the Company’s fiscal year but prior to the payment of any annual cash incentive applicable to such fiscal year, TCF shall pay Mr. Dahl the annual incentive earned under such incentive program when such amounts are paid to other participants in the program. In addition, at Mr. Dahl’s election, TCF will pay the monthly premiums for COBRA coverage for up to 12 months following a termination by the Company without Cause or by Mr. Dahl for Good Reason. “Cause,” “Good Reason,” and “Change of Control” have the meanings provided in Mr. Dahl’s employment agreement.

Indemnification Rights

Indemnification rights are provided to the NEOs under TCF’s Certificate of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

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Equity Compensation Plans Approved by Stockholders

The following table provides information regarding TCF’s equity compensation plans, including TCF’s current incentive plan, the Omnibus Plan and TCF’s former plan, the Incentive Stock Program as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	404,000 (2)	$15.75	1,650,598 (3)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	404,000	$15.75	1,650,598

(1)	Includes the Omnibus Plan and the Incentive Stock Program.
(2)	Represents options that were issued under the Incentive Stock Program.
(3)	Represents shares available for issuance under the Omnibus Plan.

Proposal 2	Approve an Amended and Restated Certificate of Incorporation to Permit Removal of Directors Without Cause

Background

The Board is asking stockholders to approve an amendment to TCF’s Amended and Restated Certificate of Incorporation (the “Certificate”) that will permit the removal of Directors by stockholders without cause.

Recent cases in Delaware have held that if all the members of the board of directors of a Delaware corporation are elected each year, a majority of the holders of stock may remove directors with or without cause. Article 7, Section D of the Certificate currently provides that directors may be removed by the stockholders only “for cause.” We do not currently have a classified board or provide for cumulative voting. In light of the foregoing, the Board has determined that it is advisable and in the best interests of the Company to amend Article 7, Section D of the Certificate to allow the holders of a majority of our common stock to remove directors with or without cause.

Description of Amendment

The Board is proposing an amendment to the Certificate to allow a director to be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the shares then outstanding and entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders, and not by written consent. The notice of the meeting must expressly state such purpose. Any proposal by a stockholder of the Corporation to remove a director, in order to be validly acted upon at any meeting, shall comply with the procedures and information requirements of the Bylaws of the Corporation. The Board, upon the recommendation of the Compensation, Nominating and Corporate Governance Committee, has unanimously adopted resolutions approving this amendment and recommends that the stockholders approve this amendment to the Certificate.

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If approved, this proposal will become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we plan to file promptly after the 2017 Annual Meeting upon receipt of stockholder approval of this Proposal No. 2.

The complete text of the amendment to the Certificate (marked to show the proposed deletions and insertions), which amends and restates Article 7D of the Certificate is set forth below:

“A director may be removed ~~only for~~ with or without cause, as determined by the affirmative vote of the holders of at least a majority of the voting power of the shares then outstanding and entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders (and not by written consent), the notice of which meeting expressly states such purpose. Any proposal by a stockholder of the Corporation to remove a director, in order to be validly acted upon at any meeting, shall comply with the procedures and information requirements of the Bylaws of the Corporation.~~Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal~~.”

Required Vote

The affirmative vote of at least a majority of the outstanding stock entitled to vote is required for the approval of this Proposal No. 2.

What is the Board’s Recommendation on Voting on this Proposal?

The Board unanimously recommends that TCF Financial stockholders vote “FOR” this Proposal.

Proposal 3	Advisory (Non-Binding) Vote to Approve Executive Compensation (“Say on Pay”)

In accordance with Section 14A of the Securities Exchange Act of 1934 ( the “ Exchange Act ” ), TCF is asking stockholders on an advisory (non-binding) basis to approve the executive compensation of TCF’s NEOs as described in the CD&A and tabular disclosure and accompanying narrative discussions of NEO compensation in this Proxy Statement and related material (“Say on Pay”). TCF conducts annual Say on Pay votes and expects to conduct the next Say on Pay vote at the 2018 Annual Meeting.

The Board believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity incentives achieves our compensation objectives, including attracting, rewarding, and retaining highly qualified executives, linking pay to individual and Company performance, aligning the interests of executives with stockholders, and providing the greatest pay opportunity for superior performance for sustained periods of time through business cycles.

We believe that stockholders have responded positively to the changes made over the last several years to our compensation program, with TCF receiving over 70% of votes cast FOR TCF’s 2015 compensation last year. The changes made by TCF in recent years include:

•	All equity awards granted after January 1, 2015 now include a “double trigger,” such that the award will not vest in connection with a change in control unless the executive’s employment is terminated without cause within one year thereof.

•	Annual cash incentives since 2015 have been based on performance metrics (ROA and ROTCE) relative to TCF’s peers that are widely used and tracked in the industry and demonstrate efficient use of capital.

•	Half of target long-term incentives beginning in 2015 have been based on our total stockholder return relative to our peers over the three-year performance period.

•	In 2015 , TCF adopted an Executive Severance Policy limiting amounts payable under future severance agreements to 2.99 times the sum of an executive’s salary and target bonus unless stockholder approval is received. A copy of the Executive Severance Policy is available on our website at https://tcfbank. com/about-TCF/Corporate-Governance-Executive-Officer-Severance-Policy.

Our stockholders responded positively to our compensation program last year . Because the Compensation Committee believes that the program continues to appropriately reward executives for performance while not encouraging taking on excessive risk , the Compensation Committee , following extensive stockholder outreach, again approved the same formula for executive compensation as it did in the previous year.

See “2016 Payment of Named Executive Officers” in the CD&A for a more complete discussion of TCF’s executive compensation program.

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Resolution

Stockholders are asked to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this is an advisory vote, the Compensation Committee values the views of our stockholders and will consider the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” this Proposal.

Proposal 4	Advisory (Non-Binding) Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation (“Say When on Pay”)

The Dodd-Frank Act requires companies to conduct a stockholder vote on the frequency of the stockholder advisory vote on the compensation of named executive officers. The advisory (non-binding) vote on the compensation of executives, which permits stockholders to endorse or not endorse executive compensation, will be similar to Proposal 3 in this proxy statement. This proposal concerns how often the stockholder advisory vote on executive compensation should be presented to TCF’s stockholders. The choices are Annual, Biennial (every two years), or Triennial (every three years). This proposal is also known as “Say When on Pay.” The stockholder vote on this proposal is not binding on the Board of Directors, and may not be construed as overruling any decision by the Board of Directors.

Accordingly, stockholders are being given the opportunity to indicate their preference at the Annual Meeting on the frequency of the stockholder advisory vote on executive compensation policies and procedures as described in TCF’s proxy statement and related material.

Named Executive compensation is evaluated and approved by the Compensation Committee and Board on an annual basis. Accordingly, the Board has determined that stockholders should have the same annual opportunity to evaluate executive compensation. An annual Say on Pay vote will provide the greatest Board accountability to stockholders.

What are Stockholders asked to Approve?

Stockholders are asked to indicate their preference as to the frequency of the stockholder advisory vote on executive compensation as disclosed in TCF’s proxy statement and related materials.

Is the Stockholder Vote Binding on the Company?

This is an advisory vote only. The Company and the Board of Directors value the views of our stockholders and will consider the outcome of the vote when determining the frequency of future stockholder advisory votes on executive compensation. The option (Annual, Biennial, or Triennial) which receives the most stockholder votes will be deemed to be the selection of stockholders.

What is the Board’s Recommendation on Voting on this Proposal?

The Board unanimously recommends that stockholders vote “ANNUAL” on this Proposal.

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Proposal 5	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2017.

TCF is providing stockholders at the Annual Meeting with the opportunity to vote on an advisory (non-binding) vote on the appointment of KPMG. Such a vote is not required but is being solicited by TCF in order to determine if the stockholders approve of TCF’s appointment of KPMG as our independent registered public accountants.The Audit Committee’s appointment of KPMG is not contingent upon obtaining stockholder approval. In the event of a negative vote by stockholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG. Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” this Proposal.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the independent registered public accountants, KPMG LLP (“KPMG”), required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 1301, Communications With Audit Committees, as amended.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

By the Audit Committee:

George G. Johnson, Chair
Karen L. Grandstrand
Richard H. King
Vance K. Opperman
Roger J. Sit
Julie H. Sullivan
Richard A. Zona

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Independent Registered Public Accountants

Fees paid to KPMG for the years ended December 31, 2015 and 2016 are as follows:

	2015	2016
Audit Fees(1)	$1,410,700	$1,609,000
Audit-Related Fees(2)	456,790	422,646
Tax Fees(3)	342,410	114,245
All Other Fees	—	—
TOTAL	$2,209,900	$2,145,891
(1)	Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.
(2)	Audit-Related Fees in 2015 and 2016 related to employee benefit plan audits, servicing reports, and agreed-upon procedures work.
(3)	Tax Fees related to the review of tax returns and consultation on other corporate tax matters, including $42,050 and $43,368 for tax return reviews and related services for 2015 and 2016, respectively.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

Pre-approval Process

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by TCF’s independent registered public accountants. In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $250,000. Any services pre-approved by the Chair will be reported to and considered by the full Audit Committee at its next scheduled meeting. During 2016, all services provided by KPMG (including all of the services related to the fees described in the foregoing table) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

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Background of Executive Officers who are not Directors

The following describes the business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.

Susan D. Bode (age 54) (Principal Accounting Officer) has been Senior Vice President and Chief Accounting Officer of TCF Financial since November 2012. Ms. Bode has also served as Executive Vice President and Chief Accounting Officer of TCF Bank since November 2012. Prior to being elected Executive Vice President in November 2012, she was a Senior Vice President of TCF Bank since April 2010. She has served as Chief Accounting Officer of TCF Bank since April 2010. Prior to joining TCF Bank, from 2007 to 2010, Ms. Bode served as Managing Director with the finance group of Residential Capital, LLC, a division of GMAC LLC, engaged principally in mortgage financing activities.

Thomas J. Butterfield (age 52) became Executive Vice President and Chief Information Officer of TCF Financial and TCF Bank in March 2015. Prior to joining TCF, from January 2014 to August 2014, Mr. Butterfield was the Senior Vice President, Technology Strategy & Business Solutions at Target Corp, an upscale discount retail company. Beginning in January 2006, Mr. Butterfield served in various leadership positions at Target, including acting Chief Information Officer of Target Canada, from January 2011 to December 2013.

James M. Costa (age 48) has been the Chief Risk Officer since August 2013 and Chief Credit Officer since January 2017 for TCF Financial and TCF Bank. He has over 25 years of financial services experience, with nearly twenty years in risk management. Prior to joining TCF Financial, from 2010 to 2013, Mr. Costa served as Executive Vice President of Risk and Head of Enterprise Portfolio Management at PNC Financial Services Group, Inc., a financial services institution, and before that, from 2004 to 2010, led enterprise credit strategy for Wachovia Corporation, a financial services institution.

Joseph T. Green (age 62) has been Secretary of TCF Financial since 2011 and has been General Counsel of TCF Financial since 2009. He has also been a Senior Vice President of TCF Financial since 2008. Mr. Green has also served as General Counsel of TCF Bank since 1993 and Secretary of TCF Bank since 2001, and has been an Executive Vice President of TCF Bank since 2010.

William S. Henak (age 58) has been Executive Vice President, Wholesale Banking of TCF Financial since January 1, 2016 with oversight over the equipment finance and leasing, inventory finance and commercial banking business units. Mr. Henak had been President and Chief Executive Officer at TCF Equipment Finance, a division of TCF Bank, since December 2012, and had also served in various leadership roles with TCF Equipment Finance, Inc., a wholly owned subsidiary of TCF Bank until its merger with the bank, since 2000 when TCF acquired First Commercial Capital Corporation, a general equipment leasing company that Mr. Henak founded in 1995. Prior to that, Mr. Henak had been an Executive Vice President for Computer Leasing, Inc., a computer leasing company, since 1985. Prior to entering the equipment finance industry, Mr. Henak was a Certified Public Accountant with KPMG Peat Marwick.

Andrew J. Jackson (age 58) has been the Chief Audit Executive Officer since August 2012 for TCF Financial and TCF Bank. Prior to joining TCF Financial, from July 2006 to August 2012, Mr. Jackson was Executive Vice President and Corporate Auditor, in charge of the Internal Audit function, of First Tennessee Bank, a financial services institution.

Michael S. Jones (age 48) became Executive Vice President, Consumer Banking on January 1, 2016. Prior to that, Mr. Jones had been Executive Vice President and Chief Financial Officer of TCF Financial since January 1, 2012. He also has served in various leadership positions with certain of TCF’s wholly-owned subsidiaries since 2008. Mr. Jones has nearly 20 years of financial experience in various functions including finance and operations. Prior to joining TCF, Mr. Jones held financial leadership positions with a subsidiary of PACCAR, Inc., a manufacturer of premium commercial vehicles, and various subsidiaries of General Electric Company, a large diversified technology and financial services company.

Brian W. Maass (age 43) has been Executive Vice President and Chief Financial Officer of TCF Financial and TCF Bank since January 1, 2016. He has also been an Executive Vice President of TCF Bank since 2012. Mr. Maass had been Chief Investment Officer and Treasurer of TCF Financial and TCF Bank since 2012. Prior to joining TCF, Mr. Maass was Senior Vice President, Corporate Treasury with Wells Fargo Bank, NA, a national banking association, since 2005. Mr. Maass held other senior leadership, treasury, finance and accounting positions at Wells Fargo since 2000. Prior to that, Mr. Maass was a Manager at Crowe Horwath LLP, a public accounting and consulting firm, within their Banking and Financial Services Group.

Tamara K. Schuette (age 49) has been Senior Vice President of TCF Financial and Executive Vice President of TCF Bank since October 2014, and has served as Enterprise Operations Officer since November 2016. Ms. Schuette also served as Corporate Controller from October 2014 until November 2016. In her role, Ms. Schuette is responsible for Strategic Sourcing, Enterprise Initiatives, Corporate Operations and Corporate Communications. Prior to joining TCF Financial, Ms. Schuette served in various roles of increasing responsibility at GE Capital, the financial services division of General Electric Company, and its various subsidiaries, from May 1998 to July 2014, last serving as Operational Risk Leader of GE Capital.

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Ownership of TCF Stock

TCF Stock Ownership of Directors and Executive Officers

COMMON STOCK

The following table shows ownership as of January 31, 2017 of TCF common stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(3)		Percent of Class(4)
Directors who are not NEOs:
Peter Bell	85,083	(5)	*
William F. Bieber	894,172		*
Theodore J. Bigos	68,457		*
Karen L. Grandstrand	62,922		*
George G. Johnson	113,226		*
Richard H. King	16,114		*
Vance K. Opperman	103,385		*
James M. Ramstad	22,372		*
Roger J. Sit	222,404		*
Julie H. Sullivan	4,870		*
Barry N. Winslow	296,316		*
Richard A. Zona	58,695		*
NEOs:
Craig R. Dahl	797,596	(2)(5)	*
Brian W. Maass	67,936		*
William S. Henak	273,495		*
Michael S. Jones	264,038		*
Thomas F. Jasper	555,877	(2)(5)	*
All Directors and Executive Officers combined ( 23 persons)	4,333,412	(2)(5)	2.5%
*	Represents 1.0% or less of the outstanding TCF common stock.
(1)	All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (3) below. Includes shares beneficially owned by affiliated trusts or family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 64,857 shares; Mr. Bieber, 782,718 shares; Mr. Sit, 89,559 shares; Mr. Winslow, 293,951 shares; Mr. Jones, 59,707 shares; and all Directors and Executive Officers combined, 1,290,792 shares. Includes the following shares indirectly owned through related entities: Mr. Bigos, 8,000 shares; Mr. Sit, 100,000 shares; and all Directors and Executive Officers, 108,000 shares. Mr. Sit disclaims any beneficial ownership in the shares owned by his related entity.
(2)	Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after January 31, 2017: Mr. Dahl, 225,000 shares; and Mr. Jasper, 141,000 shares.
(3)	Includes whole shares of TCF common stock allocated to accounts in the 401(k) Plan for which the NEOs and certain Directors have shared voting power as follows: Mr. Dahl, 20,690 shares; Mr. Maass, 4,550 shares; Mr. Henak, 15,024 shares; Mr. Jones, 16,735 shares; Mr. Jasper, 13,989 shares; and all Directors and Executive Officers combined, 153,524 shares. Also includes whole shares of TCF common stock in the trust for the SERP for which the NEOs and certain Directors do not have voting power, as follows: Mr. Dahl, 78,889 shares; Mr. Maass, 3,359 shares; Mr. Henak, 18,149 shares; Mr. Jones, 19,941 shares; Mr. Jasper, 24,740 shares; and all Directors and Executive Officers combined, 221,213 shares. Also includes whole shares of TCF common stock (vested and unvested) in the trust for the TCF Employees Deferred Stock Compensation Plan for which the NEOs do not have voting power, as follows: Mr. Dahl, 175,000 shares; Mr. Jones, 50,000 shares; Mr. Jasper, 229,896 shares; and all Directors and Executive Officers combined, 464,896 shares. Also includes whole shares of TCF common stock (vested and unvested) in the trust for the Directors Deferred Compensation Plan for which the holder does not have voting power, as follows: Mr. Bell, 6,069 shares; Mr. Bieber, 110,854 shares; Mr. Bigos, 55,760 shares; Ms. Grandstrand, 62,922 shares; Mr. Johnson, 109,669 shares; Mr. King, 16,114 shares; Mr. Opperman, 73,296 shares; Mr. Sit, 19,713 shares; Dr. Sullivan, 4,870 shares; Mr. Zona, 58,695 shares; and all Directors and Executive Officers combined, 517,962 shares.
(4)	As of January 31, 2017, there were 170,894,072 shares of TCF common stock outstanding. The percentage for each Director and Executive Officer has been calculated by treating as outstanding the shares which could be purchased upon the exercise of outstanding options by such Director or Executive Officer within 60 days after January 31, 2017.
(5)	Includes shares pledged as collateral for loans to Directors or NEOs as follows: Mr. Bell, 62,530 shares; Mr. Dahl, 172,817 shares; Mr. Jasper, 55,486 shares; and all Directors and Executive Officers combined, 290,833 shares.

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PREFERRED STOCK

The following table shows ownership as of January 31, 2017 of: (i) depositary shares each representing a 1/1000th interest in a share of 7.50% Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”); and (ii) 6.45% Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) by those indicated.

	Series A Preferred Stock			Series B Preferred Stock
	Amount			Amount
	and Nature			and Nature
	of Beneficial		Percent	of Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class(3)	Ownership(1)		of Class(3)
Directors who are not NEOs:
Peter Bell	—		*	—		*
William F. Bieber	160,000		2.3%	—		*
Theodore J. Bigos	4,000		*	—		*
Karen L. Grandstrand	—		*	—		*
George G. Johnson	—		*	—		*
Richard H. King	—		*	—		*
Vance K. Opperman	40,000		*	—		*
James M. Ramstad	—		*	—		*
Roger J. Sit	—		*	—		*
Julie H. Sullivan	—		*	—		*
Barry N. Winslow	20,000		*	—		*
Richard A. Zona	20,000	(2)	*	10,000	(4)	*
NEOs:
Craig R. Dahl	—		*	—		*
Brian W. Maass	—		*	—		*
William S. Henak	—		*	—		*
Michael S. Jones	1,000		*	—		*
Thomas F. Jasper	4,000	(2)	*	—		*
All Directors and Executive Officers ( 23 persons)	249,400	(2)	3.6%	10,400	(4)	*
*	Represents 1.0% or less of the outstanding class of stock.
(1)	All shares are directly owned and the person indicated has sole voting and dispositive power. Includes the following shares owned by related entities: Mr. Bigos, 4,000 shares; and all Directors and Executive Officers combined, 4,000 shares.
(2)	Includes shares of Series A Preferred Stock pledged as collateral for loans to Directors or NEOs as follows: Mr. Jasper, 4,000 shares; Mr. Zona, 20,000 shares; and all Directors and Executive Officers combined, 24,000 shares.
(3)	As of January 31, 2017, there were 6.9 million shares of Series A Preferred Stock outstanding and 4.0 million shares of Series B Preferred Stock outstanding.
(4)	Includes shares of Series B Preferred Stock pledged as collateral for loans to Directors and Executive Officers as follows: Mr. Zona, 10,000 shares; and all Directors and Executive Officers combined, 10,000 shares.

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TCF Common Stock Ownership of Certain Beneficial Owners

The following table shows ownership as of December 31, 2016 of each person known by us to beneficially own more than five percent of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of TCF Common Stock	Percent of Class(6)
FMR LLC(1)	15,704,201	9.2%
BlackRock, Inc.(2)	13,222,580	7.7%
The Vanguard Group(3)	13,080,683	7.6%
Advisory Committee of TCF 401K Plan(4)	8,904,928	5.2%
Dimensional Fund Advisors, LP(5)	8,533,698	5.2%

(1)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of FMR LLC, Abigail P. Johnson and Fidelity Small Cap Discovery Fund on February 13, 2017. Information is as of December 31, 2016. Beneficial ownership of shares by FMR LLC is in the following manner: sole voting power, 2,793,892 shares; shared voting power, 0 shares; sole dispositive power, 15,704,201 shares; and shared dispositive power, 0 shares. Beneficial ownership of shares by Abigail P. Johnson is in the following manner: sole voting power, 0 shares; shared voting power, 0 shares; sole dispositive power, 15,704,201 shares; and shared dispositive power, 0 shares. Beneficial ownership of shares by Fidelity Small Cap Discovery Fund is in the following manner: sole voting power, 9,000,000 shares; shared voting power, 0 shares; sole dispositive power, 0 shares; and shared dispositive power, 0 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on January 27, 2017. Information is as of December 31, 2016. Beneficial ownership of shares by BlackRock, Inc. is in the following manner: sole voting power, 12,497,255 shares; shared voting power, 31.898 shares; sole dispositive power, 13,190,682 shares; and shared dispositive power, 31,898 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group on February 9, 2017. Information is as of December 31, 2016. Beneficial ownership of shares by The Vanguard Group is in the following manner: sole voting power, 97,795 shares; shared voting power, 16,995 shares; sole dispositive power, 12,974,043 shares; and shared dispositive power, 106,640 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(4)	The Advisory Committee for the TCF 401K Plan (fka the TCF Employees Stock Purchase Plan) has shared voting power with participants of all allocated shares in such plan. Advisory Committee members disclaim beneficial ownership of these shares. The foregoing information is based upon the Schedule 13G/A filed with the SEC by TCF Financial Corporation on February 2, 2017. Information is as of December 31, 2016. Beneficial ownership of shares by the Advisory Committee for the TCF 401K Plan is in the following manner: sole voting power, 0 shares; shared voting power, 8,904,928 shares; sole dispositive power, 0 shares; and shared dispositive power, 0 shares. The address of the Advisory Committee is c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391.
(5)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of Dimensional Fund Advisors, LP. on February 9, 2017. Information is as of December 31, 2016. Beneficial ownership of shares by Dimensional Fund Advisors, LP is in the following manner: sole voting power, 8,533,698 shares; shared voting power, 0 shares; sole dispositive power, 8,886,195 shares; and shared dispositive power, 0 shares. The address of Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(6)	As of December 31, 2016, there were 170,991,940 shares of our common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires TCF’s Directors, executive officers, and persons who beneficially own more than ten percent of the outstanding shares of TCF common stock to file certain stock ownership reports with the SEC. Such Directors, executive officers and greater than ten percent stockholders are also required by SEC rules to furnish TCF with copies of all forms that they file pursuant to Section 16(a). Based solely on a review of the copies of such reports received by the Company and upon representations signed by Directors, executive officers, and greater than ten percent stockholders, TCF believes that all reports required by officers and Directors were filed on a timely basis during 2016.

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Additional Information

Who is Permitted to Vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of TCF’s common stock at the close of business on February 27, 2017. Each share of TCF common stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

You may vote “FOR” or “WITHHOLD” with respect to each nominee for Proposal 1. With respect to all other proposals, other than Proposal 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” You may vote “ANNUAL,” “BIENNIAL,” “TRIENNIAL,” or “ABSTAIN” with respect to Proposal 4.

Stockholders of Record

If your shares of TCF common stock are registered directly in your name, then you are considered the stockholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders

If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.” As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or other nominee. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?

A majority of the shares of TCF common stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum. Broker non-votes (described below) of your shares are counted toward the quorum requirement. If you vote by proxy before the Annual Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Annual Meeting and your shares count toward the quorum requirement but will not be deemed to have been voted in favor of such proposal(s).

How do I Vote?

Stockholders of Record

In addition to voting your shares in person at the Annual Meeting, you can also vote your shares of TCF common stock in advance of the Annual Meeting by submitting a proxy to TCF using one of the following options:

•	online using the instructions for Internet voting shown on the Notice or proxy card(s);

•	by telephone using the instructions for telephone voting shown on the proxy card(s); or

•	by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the proxy card(s) in the enclosed return addressed envelope.

The individuals designated as proxies on a proxy submitted to TCF will vote your shares based on your instructions. If you submit your proxy card(s) to TCF, but do not give instructions as to any or all of the proposals, your proxies will vote in accordance with the Directors’ recommendations for each proposal for which you do not provide instructions. If any other business comes before the Annual Meeting, your proxies will vote your proxy according to their own judgment.

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“Street Name” Holders

You must follow the voting instructions provided by your broker or other nominee. Under the rules of the NYSE, brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 5, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2017. Investors who hold their stock in “street name” are invited to attend the Annual Meeting; however, you must obtain a legal proxy from the stockholder of record (your broker or other nominee) in order to vote your shares in person at the Annual Meeting.

Annual Meeting Webcast

Only stockholders who attend in person may vote during the Annual Meeting. Stockholders listening to the Annual Meeting via webcast are not able to vote during the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting in person or listen to the Annual Meeting via webcast, please vote in advance by proxy by following the instructions set forth on the Notice or proxy card(s).

Notice

You may not vote by filling out and returning the Notice. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to access TCF’s proxy materials and submit your vote, but you cannot vote by marking the Notice and returning it.

I Have Already Voted my Proxy, May I Revoke it and Vote at the Annual Meeting?

Yes, your proxy is revocable and is automatically revoked if you submit a valid proxy with a later date or vote at the meeting. You can vote your shares at the Annual Meeting by written ballots available at the Annual Meeting, even if you voted them in advance by proxy. However, if your shares are held in “street name” by a broker or other nominee, you must bring with you to the Annual Meeting a legal proxy from them showing you as the owner. Stockholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies or vote at the Annual Meeting via the webcast.

What is the Vote Required for Approval?

For Proposal 1, the election of Directors, the 14 candidates who receive the most votes (a “plurality”) will be elected; provided, however, that any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board, which will then decide whether to accept the resignation. Proposal 2, the amendment of our certificate of incorporation, must be approved by at least a majority of the outstanding stock entitled to vote on the proposal. Proposal 3 and Proposal 5 must be approved by a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. For Proposal 4, the frequency (annual, biennial, or triennial) that receives the most votes will be deemed the preference of the stockholders.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?

A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you. Generally, if a broker returns a “non-vote” proxy with respect to a proposal, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum, but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. In the absence of specific instructions from you, your broker or other institution holding title to your shares as nominee will not have discretion to vote on any matters at the Annual Meeting other than Proposal 5, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2017.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining a quorum, but will not be deemed to have voted for such proposal. Because shares voted “ABSTAIN” are counted as entitled to vote on a proposal, abstentions will have the same effect as a vote against the proposal.

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Who Pays for the Expenses Related to Proxy Solicitation?

TCF is paying all costs of solicitation. Proxies may be solicited on TCF’s behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail, or facsimile. Directors, officers, and employees will not receive any additional compensation for such services. TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF common stock.

Who will Count the Votes?

A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as the independent inspector of election.

Do I Need to Do Anything to Attend the Annual Meeting?

Yes, holders of TCF common stock will be permitted to attend the Annual Meeting only upon presentation of a valid form of photo identification.

May Stockholders submit Proposals or Nominate Directors for this Annual Meeting?

Prior to the respective deadlines, stockholders are permitted to submit proposals or to nominate Directors to be acted on at the Annual Meeting. The deadline for stockholders to submit proposals or a Director nomination for inclusion in this Proxy Statement was November 17, 2016, and the deadline to submit proposals or nominations not to be included in this Proxy Statement was February 25, 2017.

What is TCF’s Policy on Stockholder Nominations?

Please refer to “Corporate Governance – Director Nominations” above for a description of TCF’s policy on stockholder nominations.

How can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?

If you are a stockholder and you wish to have a proposal included in TCF’s proxy statement for the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), you must submit your request in writing to the Company’s Corporate Secretary no later than November 15, 2017. We suggest that you send any such proposals by certified mail. The Board has the right to review stockholder proposals to determine if they meet the SEC requirements for being included in the proxy statement.

As mentioned previously, in October 2015 TCF’s Bylaws were amended to implement proxy access. An Eligible Stockholder must submit a nomination between October 16, 2017 and November 15, 2017. We suggest that you send any such proposals by certified mail. The Board has the right to review nominations to determine if they meet the requirements set forth in the Bylaws for being included in the proxy statement.

Director nominations and stockholder proposals not included in proxy mailings may be submitted for the 2018 Annual Meeting if they meet the requirements set forth in TCF’s Bylaws. Stockholders must deliver notice of a proposal or Director nomination to the Company’s Corporate Secretary between December 27, 2017 and January 26, 2018, but if the 2018 Annual Meeting is held on a day less than 30 days or more than 70 days in advance of the anniversary of the 2017 Annual Meeting, then the deadline is ten days after the earlier of the date that: (i) public disclosure of the date of the 2018 Annual Meeting was made: or (ii) notice of the date of the annual meeting was mailed. Stockholders can nominate Directors at an Annual Meeting if the nomination: (i) is submitted to the Company’s Corporate Secretary by the deadline set forth above and: (ii) satisfies the informational and other requirements in the Bylaws of TCF as determined by the Board. TCF reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card. Also, see TCF’s Director Nominations policy described above under “Corporate Governance.”

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How can Stockholders get copies of TCF’s Annual Report?

STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2016 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS. If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391-1693. If you want copies of exhibits to the 2016 Annual Report on Form 10-K, a reasonable charge may be required to cover the expense. You can also visit the Investor Relations section of TCF’s website, http://ir.tcfbank.com for free access to TCF’s SEC filings.

Householding

TCF may elect to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC. Consequently, only one copy of each of the annual report, proxy statement, or the Notice may be delivered to multiple stockholders sharing an address unless TCF has received contrary instructions from one or more of such stockholders. TCF will deliver promptly upon written or oral request a separate copy of its 2016 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. With regard to householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address provided above. If you reside at the same address as another stockholder and you prefer to receive your own copy of the annual report, proxy statement, or the Notice in the future, you may contact TCF’s transfer agent, Computershare, by calling its toll-free number, (800) 443-6852, or writing to them at P.O.Box 30170, College Station, TX 77842-3170. Your request with regard to householding will be effective 30 days after receipt. If you are currently receiving multiple copies of the annual report, proxy statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare at the phone number or address above.

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TCF FINANCIAL CORPORATION
200 Lake Street East
Wayzata, MN 55391-1693	TCFIR9367

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VOTE ONLINE - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 25, 2017. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by TCF in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 25, 2017. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To view or print a copy of the proxy statement or Annual Report, go to www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22039-P84636 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TCF FINANCIAL CORPORATION

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of 14 Directors, each to serve a one-year term	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Peter Bell	08) Richard H. King
02) William F. Bieber	09) Vance K. Opperman
03) Theodore J. Bigos	10) James M. Ramstad
04) Craig R. Dahl	11) Roger J. Sit
05) Karen L. Grandstrand	12) Julie H. Sullivan
06) Thomas F. Jasper	13) Barry N. Winslow
07) George G. Johnson	14) Richard A. Zona

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote Annual (1 year) on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory (Non-Binding) Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation.	☐	☐	☐	☐

For address change and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Dear Stockholder,

At the Annual Meeting you will be asked to vote on the five proposals listed on the back of this card. Your vote is important, regardless of the number of shares owned. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote these shares by telephone or online. Of course, you may also vote by mail by returning this completed proxy card in the postage-paid envelope provided (follow the instructions on the reverse side). Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it! If you received more than one proxy card, please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now.

Sincerely,

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E22040-P84636

TCF FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
April 26, 2017

As the stockholder(s) named on this card, you hereby appoint Brian W. Maass and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon all matters that may properly come before the Annual Meeting of Stockholders to be held at 4:00 p.m. local time on Wednesday, April 26, 2017 (the "Meeting"), at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, all of the shares of common stock of TCF Financial Corporation that you are entitled to vote at the Meeting and any adjournment or postponement thereof upon all matters that may properly come before the Meeting, subject to any directions indicated on the reverse side of this card.

If shares of stock are owned through the TCF 401K Plan ("401K Plan"), your vote will provide voting instructions to the 401K Plan trustee which has been instructed to vote all shares at the Meeting and any adjournment thereof. The Advisory Committee for the 401K Plan will instruct the 401K Plan trustee to vote all shares in the 401K Plan for which instructions are not received from you by April 21, 2017.

This proxy, when properly executed, will be voted as directed by you upon all matters that may properly come before the Meeting. If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and in accordance with the Directors' recommendations for each proposal that may properly come before the Meeting. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business that may properly come before the meeting for which the Board of Directors did not receive timely notice; (b) approval of minutes of the prior Annual Stockholders' Meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The stockholder can revoke this proxy after submitting it (see proxy statement).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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